As Filed with the Securities and Exhcnage Commission on August 7, 1998

                                               Registration No. 33-96292

                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D. C. 20549

            POST EFFECTIVE AMENDMENT NUMBER FOUR TO FORM S-1

         REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                   FREMONT FUND, LIMITED PARTNERSHIP
         (Exact name of registrant as specified in its charter)

                                INDIANA
                        [State of organization]

               6289                                        35-1949364
       (Primary SIC Number)                               (I.R.S. EIN)

                           5916 N. 300 West
                        Fremont, Indiana 46737
                      Telephone:  (219) 833-1306
 (address and telephone number of registrant's principal executive offices)

                         Ms. Shira Del Pacult
                           5916 N. 300 West
                        Fremont, Indiana 46737
           Telephone:  (219) 833-1306; Facsimile (219) 833-1505
    (Name, address and telephone number of agent for service of process)

                              Copies to:
                    William Sumner Scott, Esquire
                         The Scott Law Firm
                         5121 Sarazen Drive
                      Hollywood, Florida 33021
              (954) 964-1546; Facsimile (954) 964-1548

The sale of these securities commenced August 12, 1996. No sales have been made since April, 1997.

If any of the securities being offered on the Form are to be offered on a continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                       CALCULATION OF REGISTRATION FEE

Title of Each Class  Amount being    Maximum Offering     Maximum Aggregate  Amount of
of Securities Being  Registered:(1)  Price Per Unit: (2)  Offering Price:    Registration Fee:
Registered:

Limited Partnership  5,000           $1,000               $5,000,000         $1,724
Interests ("Units")

(1) This amount is based upon the number of Units to be initially offered. The exact number of Units issued will vary because of the issuance of additional Units for interest earned during the Escrow period.

(2) The actual sales price per Unit will fluctuate each month to reflect expenses and additions and subtractions for trading results.

The registrant hereby amends this registation statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

                       Fremont Fund, Limited Partnership

                     UNITS OF LIMITED PARTNERSHIP INTEREST

                SUPPLEMENT TO PROSPECTUS DATED AUGUST __, 1998

                            5,000 Units ($5,000,000)

                   Sold at Month end Net Asset Value per Unit

Fremont Fund, Limited Partnership (the "Partnership") is an Indiana limited partnership which is managed by Pacult Asset Management, Inc., a Delaware corporation, its general partner (the "General Partner"). The Partnership is organized to be a commodity pool to engage in the speculative trading of futures, commodity options and forward contracts on currencies, interest rates, energy and agriculture products, metals, and stock indices. The Partnership Agreement attached as Exhibit A to the Prospectus grants full management control to the General Partner including the right to employ independent trading managers ("Commodity Trading Advisors") to select trades. A Prospectus and this Supplement to disclose all material information will be delivered to each subscriber either at or before the time of confirmation of the investment in the Units. This Supplement contains only information which has changed since the effective date of the Partnership's Registration Statement, August 12, 1996.

THIS IS A SUPPLEMENT TO AMEND THE PROSPECTUS DATED AUGUST 12, 1996. BOTH THIS SUPPLEMENT AND THE PROSPECTUS MUST BE READ IN THEIR ENTIRETY TO FULLY UNDERSTAND THIS OFFERING. THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" ON PAGE 9 OF THE PROSPECTUS.

* Futures and forward trading is speculative, volatile and involves a high degree of risk. The investors could lose all, or substantially all, of their investment.

* The Partnership has substantial fixed management fees and commission costs which must be paid without regard to the profits earned by the Partnership. The General Partner estimates the Partnership must generate a 26% return on investment during its first twelve months of trading to offset expenses and approximately 30% to offset both expenses and redemption charges due on Units redeemed as of the twelfth month after they are issued. See "Charges to the Partnership".

* The transferability of the Units is restricted and there are limitations on investors' rights to surrender the Units to the Partnership for their Net Asset Value (the "Redemption Rights"). See "No Right To Transfer Units And Limited Ability To Realize Return On Investment", and "Redemptions".

* The General Partner and its principal and affiliates have conflicts of interest in regard to the management of the Partnership for the benefit of the investors. See "Conflicts of Interest".

* Investors will be taxed upon the profits, if any, earned upon their investment in the Partnership without the right to receive a distribution of any such profits. See "Certain Federal Income Tax Aspects".

* The General Partner and its principal have no experience in the management of commodity pools. See "Risk Factors" and "The General Partner".

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, OR ANY STATE SECURITIES COMMISSION OR AGENCY, NOR HAVE ANY OF THEM CONFIRMED OR PASSED UPON THE ACCURACY OR ADEQUACY OF PROSPECTUS AND THIS AMENDMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              Initial Price to   Sales           Proceeds to
                              Public(1)          Commissions(2)  Partnership(3)

Per Limited Partnership Unit  Net Asset Value    6%              Net Asset Value
Total Maximum                 $5,000,000         $300,000        $4,700,000

See Notes on page i

                          Futures Investment Company
                               5916 N. 300 West
                            Fremont, Indiana 46737
                          Telephone:  (219) 833-1306

NOTES:

(1) Units are offered for sale, from time to time, in the discretion of the General Partner, at a price per Unit equal to the value of the Units adjusted to reflect the results from trading after payment of expenses and fees, (the "Net Asset Value Per Unit"), as of the effective date of the purchase, which shall be the close of business on the last day of the month of acceptance of the Subscription Agreement.

The Units are being offered through Futures Investment Company, 5916 N. 300 West, Fremont, Indiana 46737, (219) 833-1306, (the "Selling Agent" or "FIC"), a National Association of Securities Dealers, Inc. ("NASD") registered broker-dealer, on a "best efforts" basis.

(2) See "Plan of Distribution - The Selling Agreement" for information relating to indemnification arrangements with respect to the Selling Agent and any Additional Sellers. Selling commissions of six percent (6%) of the subscription price will be paid to the Selling Agent from the proceeds of subscriptions without regard to the amount invested. The Selling Agent will retain or distribute the sales commissions to the registered representatives of all of the dealers, including the principal and Affiliates of the General Partner, who sold the Units.

(3) Before deduction of offering expenses, estimated to be a total of $70,000, payable monthly over the first twenty-four months of operation by the Partnership at the rate of 2% of Capital and 15% of New Net Profits per year, until paid in full.

(4) The Partnership sold the Minimum of six hundred (600) Units and commenced trading in November, 1996. The Partnership continues to offer up to a maximum of 5,000 Units ($5,000,000) until they are either all sold or the General Partner elects to terminate this offering. There has been no promise by the Selling Agent, or any other person, to purchase any Units or any other form of firm underwriting commitment to assure the sale of the Units. The General Partner or the Selling Agent may engage additional registered broker dealers (the "Additional Sellers") to sell Units.


        [The balance of this page has been intentionally left blank]

                     COMMODITY FUTURES TRADING COMMISSION
                           RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THE DISCLOSURE DOCUMENT DATED AUGUST 12, 1996, CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGE 24 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 20.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS SUPPLEMENT TO THE DISCLOSURE DOCUMENT AND THE DISCLOSURE DOCUMENT DATED AUGUST 12, 1996, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGE 9 OF THE DISCLOSURE DOCUMENT DATED AUGUST 12, 1996.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

       [The balance of this page has been intentionally left blank]

                           TABLE OF CONTENTS

COMMODITY FUTURES TRADING COMMISSION RISK DISCLOSURE STATEMENT             ii
PARTNERSHIP AND GENERAL PARTNER IDENTIFICATION                              1
NOTICE TO RESIDENTS OF ALL STATES                                           1
VARIOUS SPECIFIC STATE NOTICES                                              3
NOTICE TO CALIFORNIA INVESTORS                                              3
NOTICE TO IDAHO INVESTORS                                                   3
NOTICE TO MICHIGAN INVESTORS                                                3
NOTICE TO OREGON INVESTORS                                                  3
NOTICE TO FOREIGN INVESTORS                                                 3
SUMMARY OF THE OFFERING                                                     4
RISK FACTORS                                                                4
PAST 10-K AND 10-Q FORMS WERE FILED LATE                                    4
CONFLICTS OF INTEREST                                                       4
CONFLICTS OF INTEREST IN THE PARTNERSHIP STRUCTURE                          4
NO PRIOR OPERATION EXPERIENCE OF THE GENERAL PARTNER                        4
NO ASSURANCE THAT UNITS WILL BE SOLD                                        4
SELECTION OF COMMODITY TRADING ADVISORS AND ALLOCATION OF EQUITY            4
PLAN OF DISTRIBUTION                                                        4
CONFLICTS OF INTEREST                                                       5
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION                 5
MANAGEMENT'S DISCUSSION                                                     5
TRADING MANAGEMENT                                                          5
SELECTION OF COMMODITY TRADING ADVISORS AND ALLOCATION OF EQUITY            5
THE ADVISORY CONTRACTS                                                      5
FREQUENCY OF CTA AND EQUITY REALLOCATIONS                                   5
THE COMMODITY TRADING ADVISORS                                              6
MICHAEL J. FRISCHMEYER                                                      6
  BUSINESS BACKGROUND                                                       6
  DESCRIPTION OF TRADING PROGRAM                                            6
  PERFORMANCE RECORD OF THE CTA                                             8
    Managed Account Program, Iowa Commodities Fee Schedule                  9
    Managed Account Program, Regular Fee Schedule-Regular Fee
      Restricted Accounts Only                                             10
    Managed Account Program, Frischmeyer Fund, L.P. Fee Schedule           11
    Financial Futures Managed Account Program                              12
    Managed Account Program, Regular Fee Schedule                          12
EPIC TRADING                                                               14
  BUSINESS BACKGROUND                                                      14
  DESCRIPTION OF TRADING PROGRAM                                           14
  PERFORMANCE RECORD OF THE CTA                                            14
    EPIC Trading Program                                                   14
BELL FUNDAMENTAL FUTURES L.L.C.                                            15
  BUSINESS BACKGROUND                                                      16
  DESCRIPTION OF TRADING PROGRAM                                           16
  PERFORMANCE RECORD OF THE CTA                                            18
    Capsule A - Bell Fundamental Futures, L.L.C.                           18
PERFORMANCE OF FREMONT FUND, LIMITED PARTNERSHIP                           19
  Fremont Fund, LP                                                         19
NOTES TO PERFORMANCE RECORD OF THE FUND                                    20
LIMITED PRIOR PERFORMANCE AND REGULATORY NOTICE                            21
PLAN OF DISTRIBUTION                                                       21

LEGAL MATTERS                                                              22
  LITIGATION AND CLAIMS                                                    22
  LEGAL OPINION                                                            22
EXPERTS                                                                    22
ADDITIONAL INFORMATION                                                     22

FINANCIAL STATEMENTS

A.   FREMONT FUND, LIMITED PARTNERSHIP
     Audited Balance Sheets as of December 31, 1996 and December 31, 1997 With Notes to Statement of Financial Condition
     Unaudited Balance Sheet as of June 30, 1998
     With Notes to Statement of Financial Condition

B.   PACULT ASSET MANAGEMENT, INC.
     Audited Balance Sheets and Income Statements as of December 31, 1996 and December 31, 1997 With Notes to Statement of Financial Condition

APPENDIX I   - Commodity Terms And Definitions; State Regulatory Glossary
APPENDIX II  - Performance Record Of The Fund
APPENDIX III - Supplemental Performance Information For Epic Trading, CTA

APPENDIX IV  - Supplemental Performance Information for Bell Fundamental
               Futures, L.L.C.
APPENDIX V   - Supplemental Performance Information For Michael J.
               Frischmeyer, CTA

EXHIBIT D - Subscription Agreement And Power Of Attorney
EXHIBIT G - Form Of Advisory Agreement for Epic Trading, CTA
EXHIBIT H - Form of Advisory Agreement for Bell Fundamental
            Futures, L.L.C., CTA

         [The balance of this page has been intentionally left blank]

               PARTNERSHIP AND GENERAL PARTNER IDENTIFICATION

Fremont Fund, Limited Partnership (the "Partnership") is an Indiana limited partnership. Its main business office is 5916 N. 300 West, Fremont, Indiana
(219) 833-1306. It is managed by Pacult Asset Management, Inc., a Delaware corporation, its general partner (the "General Partner"), with its main business office c/o Corporate Systems, Inc. 101 North Fairfield Drive, Dover, DE 19901 (302) 697-2139. The Partnership is organized to be a commodity pool to engage in the speculative trading of futures, commodity options and forward contracts on currencies, interest rates, energy and agriculture products, metals, and stock indices. The Partnership Agreement attached as Exhibit A to the Prospectus dated August 12, 1996, grants full management control to the General Partner including the right to employ independent trading managers ("Commodity Trading Advisors") to select trades. The objective of the Partnership is substantial capital appreciation with controlled volatility. There can be no assurance that the Partnership will achieve its objectives or avoid substantial losses.

                     NOTICE TO RESIDENTS OF ALL STATES

UNTIL 90 DAYS AFTER THE TERMINATION OF THIS OFFERING, ALL DEALERS EFFECTING TRANSACTIONS IN THE UNITS, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, ARE REQUIRED TO DELIVER A PROSPECTUS AND ALL POST EFFECTIVE AMENDMENTS TO ALL PROSPECTIVE PURCHASERS OF THE UNITS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS OR BEST EFFORTS SELLERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. THE SELLING AND ADDITIONAL SELLERS MUST ALSO DELIVER ANY SUPPLEMENTED OR AMENDED PROSPECTUS ISSUED BY THE PARTNERSHIP.

NO DEALER, SALESMAN, OFFICER, EMPLOYEE OR AGENT OF THE PARTNERSHIP OR THE GENERAL PARTNER AND OR ANY OTHER PERSON HAS BEEN AUTHORIZED, IN CONNECTION WITH THIS OFFERING, TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE PARTNERSHIP, THE GENERAL PARTNER, THE SELLING AGENTS, OR ANY OTHER PERSON CONNECTED WITH THIS OFFERING. THIS PROSPECTUS SPEAKS AS OF THE DATE OF ITS ISSUANCE. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE PARTNERSHIP SINCE THE DATE OF THIS PROSPECTUS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY UNITS BY ANYONE IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION, OR PURCHASE IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING THE OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

THE REGULATIONS OF THE COMMODITY FUTURES TRADING COMMISSION REQUIRE THAT NO COMMODITY POOL OPERATOR MAY SOLICIT, ACCEPT OR RECEIVE FUNDS, SECURITIES OR OTHER PROPERTY FROM A PROSPECTIVE PARTICIPANT IN A COMMODITY POOL WITHOUT FIRST DELIVERING A DISCLOSURE DOCUMENT (THIS "PROSPECTUS") TO SUCH PROSPECTIVE PARTICIPANT. THE GENERAL PARTNER MUST FURNISH ALL PARTNERS ANNUAL AND MONTHLY REPORTS COMPLYING WITH COMMODITY FUTURES TRADING COMMISSION ("CFTC") AND NATIONAL FUTURES ASSOCIATION ("NFA") REQUIREMENTS. THE ANNUAL REPORTS WILL CONTAIN CERTIFIED AND AUDITED, AND THE MONTHLY REPORTS UNAUDITED, FINANCIAL INFORMATION IN REGARD TO THE OPERATION OF THE PARTNERSHIP AND ITS GENERAL PARTNER

THE DIVISION OF INVESTMENT MANAGEMENT OF THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") REQUIRES THAT THE FOLLOWING STATEMENT BE SET FORTH
HEREIN: FREMONT FUND, LIMITED PARTNERSHIP, IS NOT A MUTUAL FUND AND IS NOT SUBJECT TO REGULATION UNDER THE INVESTMENT COMPANY ACT OF 1940. CONSEQUENTLY, INVESTORS WILL NOT HAVE THE BENEFIT OF THE PROTECTIVE PROVISIONS OF SUCH LEGISLATION.

INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. ACCORDINGLY, THE UNITS MAY BE SOLD, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF ONLY IN ACCORDANCE WITH THE TERMS OF THE LIMITED PARTNERSHIP AGREEMENT, INCLUDING THE CONSENT OF THE GENERAL PARTNER, AND ONLY IF SUCH UNITS ARE SUBSEQUENTLY REGISTERED OR, IN THE OPINION OF COUNSEL FOR THE COMPANY, SUCH TRANSFER WILL NOT VIOLATE ANY APPLICABLE FEDERAL OR STATE SECURITIES LAWS. THE SUBSCRIPTION AGREEMENT AND THE CERTIFICATE FOR UNITS, IF ANY, WILL HAVE A LEGEND TO DISCLOSE THAT THE UNITS ARE RESTRICTED FROM SALE OR OTHER TRANSFER WITHOUT PRIOR REGISTRATION OR OTHER LEGAL JUSTIFICATION. NO PUBLIC MARKET EXISTS OR IS EXPECTED TO DEVELOP FOR THE UNITS AND, CONSEQUENTLY, PROSPECTIVE INVESTORS WHO DESIRE LIQUIDITY SHOULD NOT PURCHASE THE UNITS. EACH INVESTOR (PURCHASER OF UNITS) MUST MEET THE FOLLOWING SUITABILITY STANDARDS: (i) AN INVESTOR MUST HAVE (A) HAD AN ANNUAL GROSS INCOME IN EXCESS OF $45,000 IN THE LAST CALENDAR YEAR AND REASONABLY EXPECTS TO HAVE GROSS INCOME IN EXCESS OF $45,000 FOR THE CURRENT YEAR TOGETHER WITH A NET WORTH, EXCLUSIVE OF PRINCIPAL RESIDENCE, HOME FURNISHINGS, AND AUTOMOBILE OF $45,000; OR (B) THE INVESTOR HAS A NET WORTH (EXCLUSIVE OF PRINCIPAL RESIDENCE, HOME FURNISHINGS AND AUTOMOBILE) IN EXCESS OF $150,000; AND (ii) THE INVESTOR IS REPRESENTED BY A PURCHASER REPRESENTATIVE OR OTHERWISE DEMONSTRATES TO THE GENERAL PARTNER SUFFICIENT KNOWLEDGE TO ACCEPT THE RISKS OF THIS INVESTMENT. A GENERAL PARTNERSHIP OR OTHER ENTITY MAKING INVESTMENT MUST MEET THE FINANCIAL SUITABILITY REQUIREMENTS PRESCRIBED FOR NATURAL PERSONS. A QUALIFIED PENSION, PROFIT-SHARING OR KEOGH EMPLOYEE PLAN, THE FIDUCIARY FOR SUCH PLAN, OR THE DONOR OF ANY SUCH PLAN WHO DIRECTLY OR INDIRECTLY SUPPLIES THE FUNDS TO PURCHASE AN INTEREST (THE "UNITS") IN THE PARTNERSHIP MUST MEET THE MINIMUM FINANCIAL SUITABILITY STANDARDS. "ACCREDITED INVESTORS", AS THAT TERM IS DEFINED UNDER REGULATION D OF THE ACT, WHO MEET THE NET INCOME TEST IN (i) ABOVE, ARE DEEMED TO HAVE SUCH KNOWLEDGE AND EXPERIENCE IN FINANCIAL BUSINESS MATTERS AS TO BE CAPABLE OF EVALUATING THE MERITS AND RISKS OF THE PROPOSED INVESTMENT AND, AT THE TIME OF INVESTING, CAN AFFORD A COMPLETE LOSS.

THE ACT AND THE SECURITIES LAWS OF CERTAIN STATES GRANT PURCHASERS OF SECURITIES SOLD, EITHER IN VIOLATION OF THE REGISTRATION OR QUALIFICATION PROVISIONS OF SUCH LAWS OR WITHIN CERTAIN TIME LIMITATIONS, THE RIGHT TO RESCIND THEIR PURCHASE OF SUCH SECURITIES AND TO RECEIVE BACK THEIR CONSIDERATION PAID, PLUS INTEREST. THE GENERAL PARTNER EITHER INTENDS TO REGISTER THE UNITS FOR SALE OR BELIEVES THAT THE OFFERING DESCRIBED IN THIS PROSPECTUS IS NOT REQUIRED TO BE REGISTERED OR QUALIFIED. MANY OF THESE LAWS WHICH GRANT THE RIGHT OF RESCISSION ALSO PROVIDE THAT SUITS FOR SUCH VIOLATIONS MUST BE BROUGHT WITHIN A SPECIFIED TIME, USUALLY ONE YEAR FROM DISCOVERY OF FACTS CONSTITUTING SUCH VIOLATION. SHOULD ANY INVESTOR INSTITUTE AN ACTION ON THE THEORY THAT THE OFFERING CONDUCTED AS DESCRIBED HEREIN WAS REQUIRED TO BE REGISTERED OR QUALIFIED, THE PARTNERSHIP WILL CONTEND THAT THE CONTENTS OF THIS PROSPECTUS PROVIDED NOTICE OF SUFFICIENT FACTS TO COMMENCE THE TIME FROM WHICH AN ACTION FOR RESCISSION SHOULD HAVE BEEN BROUGHT. ALSO, SHOULD ANY INVESTOR CONTEND THE OFFER WAS NOT QUALIFIED FOR PRESENTATION OR THE INVESTOR NOT SUITABLE TO MAKE SUCH INVESTMENT, THE GENERAL PARTNER WILL PLEAD RELIANCE UPON THE INFORMATION SUPPLIED BY THE INVESTOR IN THE SUBSCRIPTION DOCUMENTS. INVESTORS ARE TO COMPLETE ALL DOCUMENTS BEFORE SIGNING. NEITHER THE INFORMATION CONTAINED HEREIN, NOR ANY PRIOR, CONTEMPORANEOUS OR SUBSEQUENT COMMUNICATION SHOULD BE CONSTRUED BY THE PROSPECTIVE INVESTOR AS LEGAL OR TAX ADVICE FOR THAT INVESTOR. EACH PROSPECTIVE INVESTOR SHOULD CONSULT HIS OWN LEGAL AND TAX ADVISORS TO ASCERTAIN THE MERITS AND RISKS DESCRIBED HEREIN PRIOR TO SUBSCRIBING TO PURCHASE UNITS IN THE PARTNERSHIP PURSUANT TO THIS OFFERING.

                     VARIOUS SPECIFIC STATE NOTICES

                     NOTICE TO CALIFORNIA INVESTORS

CALIFORNIA RESIDENTS ARE REQUIRED TO HAVE A LIQUID NET WORTH OF $100,000 AND ANNUAL INCOME OF $50,000 TO BE ABLE TO PURCHASE PARTNERSHIP INTERESTS IN THIS COMMODITY POOL. THE TRANSFER OF THE LIMITED PARTNERSHIP INTERESTS OFFERED AND SOLD PURSUANT TO THIS OFFERING CAN NOT BE RESOLD OR TRANSFERRED WITHOUT PERMISSION OF THE GENERAL PARTNER AND FULFILLMENT OF OTHER TERMS AND CONDITIONS CONTAINED IN THE PARTNERSHIP AGREEMENT. ACCORDINGLY, (a) THE LIMITED PARTNERSHIP, AS ISSUER OF A SECURITY UPON WHICH A RESTRICTION ON TRANSFER HAS BEEN IMPOSED MUST CAUSE A COPY OF RULE 260.141.11 TO BE DELIVERED TO EACH ISSUEE OR TRANSFEREE OF SUCH SECURITY AT THE TIME THE CERTIFICATE EVIDENCING THE SECURITY IS DELIVERED TO THE ISSUEE OR TRANSFEREE; AND, (b) IT IS UNLAWFUL FOR THE HOLDER OF ANY SUCH SECURITY TO CONSUMMATE A SALE OR TRANSFER OF SUCH SECURITY, OR ANY INTEREST THEREIN, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER (UNTIL THIS CONDITION IS REMOVED PURSUANT TO
SECTION 260.141.12 OF THESE RULES), EXCEPT AS PROVIDED IN THE CODE. THE CERTIFICATES, WHETHER UPON INITIAL ISSUANCE OR UPON ANY TRANSFER, SHALL BEAR ON THEIR FACE, IN CAPITAL LETTERS OF 10-POINT SIZE, AS FOLLOWS: "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES".

NOTICE TO IDAHO INVESTORS

INVESTORS WHO ARE RESIDENTS OF IDAHO ARE REQUIRED TO HAVE A NET WORTH OF $100,000 OR NET WORTH OF $50,000 AND ANNUAL INCOME OF $50,000 TO BE ELIGIBLE TO INVEST IN THIS OFFERING OF PARTNERSHIP INTERESTS IN THIS COMMODITY POOL.

NOTICE TO MICHIGAN INVESTORS

INVESTORS WHO ARE RESIDENTS OF MICHIGAN ARE REQUIRED TO HAVE A NET WORTH OF $225,000 OR NET WORTH OF $60,000 AND TAXABLE ANNUAL INCOME OF $60,000 TO BE ELIGIBLE TO INVEST IN THIS OFFERING OF PARTNERSHIP INTERESTS IN A COMMODITY POOL. NET WORTH IN ALL CASES MUST BE CALCULATED EXCLUSIVE OF HOME, HOME FURNISHINGS AND AUTOMOBILES. IN ADDITION, NO MORE THAN TEN PERCENT (10%) OF THE INVESTOR'S NET WORTH MAY BE INVESTED IN THIS LIMITED PARTNERSHIP.

NOTICE TO OREGON INVESTORS

INVESTORS WHO ARE RESIDENTS OF OREGON ARE REQUIRED TO HAVE A NET WORTH OF $225,000 OR NET WORTH OF $60,000 AND ANNUAL INCOME OF $60,000 TO BE ELIGIBLE TO INVEST IN THIS OFFERING OF PARTNERSHIP INTERESTS IN THIS COMMODITY POOL.

NOTICE TO FOREIGN INVESTORS

THE SECURITIES HAVE BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION AND SEVERAL SELECTED STATES. HOWEVER, THE SECURITIES MAY NOT BE OFFERED, SOLD, RENOUNCED OR TRANSFERRED, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OF AMERICA, ITS TERRITORIES, POSSESSIONS, AND ALL AREAS SUBJECT TO ITS JURISDICTION ("UNITED STATES" OR IN CANADA (COLLECTIVELY, "NORTH AMERICA"), OR TO OR FOR THE BENEFIT OF ANY PERSON WHO IS A NATIONAL CITIZEN OR A RESIDENT OR NORMALLY A RESIDENT THEREOF, THE ESTATES OF SUCH A PERSON OR ANY CORPORATION OR OTHER ENTITY CREATED OR ORGANIZED UNDER ANY LAW OF THE UNITED STATES OR CANADA OR ANY POLITICAL SUBDIVISION THEREOF (COLLECTIVELY REFERRED TO AS "NORTH AMERICAN PERSONS") UNLESS (i) THE SECURITIES ARE DULY REGISTERED UNDER THE APPLICABLE STATE ACT, OR (ii) AN EXEMPTION FROM REGISTRATION UNDER THE APPLICABLE STATE ACT AND THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL TO

SUCH EFFECT REASONABLY SATISFACTORY TO IT, OR (iii) SUCH SECURITIES ARE SOLD ON FOREIGN EXCHANGE IN ACCORDANCE WITH PROCEDURES APPROVED BY SUCH FOREIGN STOCK EXCHANGE.

                           SUMMARY OF THE OFFERING

The following summary is qualified, in its entirety, by the more detailed information appearing elsewhere in the Prospectus, this Supplement, in the Exhibits, and other documents identified herein. Reference to subsections in the Prospectus as amended by this Supplement to the Prospectus are in quotation marks. Terms with the initial letter capitalized are defined in the Glossary in Appendix I of the Prospectus and this Supplement.

CONFLICTS OF INTEREST

Significant potential and actual conflicts of interest may arise as a result of the fact the Selling Agent is controlled by the principal of the General Partner and, therefore, no independent due diligence of the offering is made by the Selling Agent for the benefit of the prospective purchasers. See "Conflicts of Interest" and "Risk Factors".

CONFLICTS OF INTEREST IN THE PARTNERSHIP STRUCTURE

Certain actual and potential conflicts of interest do exist in the structure and operation of the Partnership which must be considered by investors before they purchase Units in the Partnership. See "Risk Factors", "Conflicts of Interest", and "The Limited Partnership Agreement" attached as Exhibit A to the Prospectus. In addition, the Selling Agent is Affiliated with the principal of the General Partner and, therefore, no independent due diligence of the offering will be conducted for the protection of the investors. The General Partner has taken steps to insure that the Partnership equity is held in segregated accounts at the banks and futures commission merchant selected and has otherwise assured the Selling Agent that all money on deposit is in the name of and for the beneficial use of the Partnership.

LIMITED PRIOR OPERATION EXPERIENCE OF THE GENERAL PARTNER

The General Partner of this Partnership, Pacult Asset Management, Inc., a Delaware corporation, c/o Corporate Systems, Inc. 101 N. Fairfield Drive, Dover, DE 19901 was incorporated on October 13, 1994, which has operated this commodity pool since November, 1996.

NO ASSURANCE THAT UNITS WILL BE SOLD

Futures Investment Company and other broker dealers selected, if any, have no obligation to purchase Units or otherwise support the price of the Units. The sales commitment obligates the broker dealers to use their best efforts only. See "Subscription Procedure and Plan of Distribution".

SELECTION OF COMMODITY TRADING ADVISORS AND ALLOCATION OF EQUITY

The General Partner is solely responsible for the selection of the CTAs and the allocation of equity to the CTAs it selects. The General Partner has entered in advisory contracts with independent commodity trading advisors to direct all trading with the commodity broker, The Chicago Corporation, (the "Futures Commission Merchant" or "FCM").


The General Partner has selected two additional CTAs to trade for the fund, EPIC Trading ("EPIC") and Bell Fundamental Futures, L.L.C. ("BFF"), and will rely, pursuant to the Advisory Agreements and Powers of Attorney attached as Exhibits F, G and H, upon Michael J. Frischmeyer ("Frischmeyer"), EPIC and Bell, to trade the equity of the Partnership and to implement the trading methods and strategies. Currently, Frischmeyer is allocated 60% of the total trading equity and EPIC is allocated 40%. When sales are resumed upon the effective date of this Supplement, all additional trading equity raised through the sale of Units will be initially allocated to Bell Fundamental Futures, L.L.C., commodity trading advisors, until a total of $300,000 has been so allocated. Thereafter, the General Partner intends to assign 50% of the equity to Frischmeyer, 30% to Bell, and 20% to EPIC.


PLAN OF DISTRIBUTION

The Units are being offered and sold through Futures Investment Company, ("FIC") and other broker dealers it, or the General Partner may select, on a best efforts basis. The selling commission will be six percent (6%) of the gross subscription for all Units sold. See "Subscription Procedure" and "Plan of Distribution". FIC is registered as a broker dealer with the SEC and is a member of the National Association of Securities Dealers, Inc. (the "NASD").

                                 RISK FACTORS

PAST 10-K AND 10-Q FORMS WERE FILED LATE

The Fund, in reliance upon legal counsel, believed that the reporting requirements under the Securities and Exchange Act of 1934 (the "34Act") did not commence until after the General Partner had accepted the subscriptions because, until that time, no securities had been issued. No securities were issued prior to the break of escrow on or about November 12, 1996. In March, 1997, the Fund received notice from the Securities and Exchange Commission that the obligation to file periodic reports on Forms 10-Q and 10-K under the 34Act commenced at the time the Fund registration statement became effective on August 12, 1996. The Fund immediately suspended all sales of Fund Units and focused upon filing the Forms 10-Q for September 30, 1996, and the Form 10-K for the year ended December 31, 1996, as quickly as possible. The Form 10-K for the year ended December 31, 1996, was filed on April 25, 1997, when it should have been filed on March 30, 1997, because legal counsel believed the Company had 120 days to file. The Form 10-Q for the period ended September 30, 1996 was filed on April 30, 1997 because the 1996 10-K was given priority and because during the period from August 12, through September 30, 1996, no activity had taken place in the Fund or the General Partner. No sales of Units have been made since March 30, 1997, and none will be made until the currently filed Post Effective Amendment becomes effective. The Company has taken steps to assure that the quarterly Form 10-Q is filed within 45 days after each quarter and the annual Form
10-K is filed within 90 days after the end of each year.


                            CONFLICTS OF INTEREST

Significant actual and potential conflicts of interest exist in the structure and operation of the Partnership. The General Partner has used its best efforts to identify and describe all potential conflicts of interest which may be present under this heading in this Amendment and in the Prospectus and the Exhibits attached thereto. Prospective investors should consider that the General Partner intends to assert that Partners have, by subscribing to the Partnership, consented to the existence of such potential conflicts of interest as are described in the Prospectus, this Supplement, and the Exhibits, in the event of any claim or other proceeding against the General Partner, any principal of the General Partner, the Commodity Trading Advisors, any Principal of the Trading Advisors, the Partnership's FCM, or any principal of the FCM, the Partnership's IB and Selling Agent or any principal or any Affiliate of any of them alleging that such conflicts violated any duty owed by any of them to said subscriber. Specifically, the Selling Agent is Affiliated with the principal of the General Partner and, therefore, no independent due diligence of the Partnership or the General Partner will be made by a National Association of Securities Dealers, Inc. member.

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

MANAGEMENT'S DISCUSSION

The Partnership commenced operations in November, 1996. The Net Asset Value of a Unit purchased for $1,000 prior to commencement of operations was worth $731 as of April 30, 1998. Management cannot predict whether the Partnership's Net Asset Value per Unit will increase or decrease.

                            TRADING MANAGEMENT

SELECTION OF COMMODITY TRADING ADVISORS AND ALLOCATION OF EQUITY


The General Partner selects Commodity Trading Advisors for the Partnership by utilizing the best judgment of its principal and her sixteen year personal experience in the review of disclosure documents of CTAs. The Partnership will rely, pursuant to the Advisory Agreements and Powers of Attorney attached as Exhibits F, G and H, upon Michael J. Frischmeyer, EPIC Trading and Bell Fundamental Futures, L.L.C., the CTAs selected by the General Partner to trade the equity of the Partnership and to implement the trading methods and strategies. Currently, Frischmeyer is allocated 60% of the total trading equity and EPIC is allocated 40%. When sales are resumed upon the effective date of this Supplement, all additional trading equity raised through the sale of Units will be initially allocated to Bell Fundamental Futures, L.L.C., commodity trading advisors, until a total of $300,000 has been so allocated. Thereafter, the General Partner intends to assign 50% of the equity to Frischmeyer, 30% to Bell, and 20% to EPIC.


The General Partner periodically reviews the performance of the Partnership to determine if the CTAs selected to trade for the Partnership should be changed or if other CTAs should be added. Due to the allocation of trading assets over multiple CTAs, it is possible for one of the CTAs to produce New Net Profit in the account assigned to him and be paid an incentive fee while the other CTA or CTAs produce losses which cause the Partnership to suffer a net loss for the Quarter or the year. From time to time, the General Partner may use computer generated correlation analysis or other types of automated review procedures to evaluate CTAs.

THE ADVISORY CONTRACTS

For the purpose of directing and effecting trades, the Partnership has entered into advisory contracts and granted Powers of Attorney to the CTAs to trade. The CTAs have sole discretion, in the accounts so assigned, to determine the commodity futures trades made by the Partnership. The Partnership is bound by the directions of the CTAs given to the FCM under the Powers of Attorney. The Powers of Attorney are subject to termination by either the General Partner or the respective CTAs upon written notice to the other and to the FCM. If the Powers of Attorney are terminated, the General Partner will undertake to manage the trading or will seek and retain a new CTA or CTAs. See Exhibits F, G and H.

FREQUENCY OF CTA AND EQUITY REALLOCATIONS

The General Partner believes that a CTA should be retained on a medium to long-term basis and should be given the opportunity to implement fully his trading strategy or program. While it is not anticipated that frequent changes will be made to the number of CTAs advising the Partnership or that frequent reallocations of assets among existing CTAs will be made, the General Partner will retain the flexibility to replace CTAs or to reallocate the Partnership's assets among

CTAs based upon its sole judgment and experience. From time to time, the General Partner may engage in reallocations of assets or add or replace CTAs on a frequent basis. Due to the allocation of trading assets over multiple CTAs, it is possible for one of the CTAs to produce New Net Profit in the account assigned to him and be paid an incentive fee while the other CTA or CTAs produce losses which cause the Partnership to suffer a net loss for the Quarter or the year.

                       THE COMMODITY TRADING ADVISORS

                           MICHAEL J. FRISCHMEYER

Michael J. Frischmeyer is one of the Commodity Trading Advisors (collectively above called the "CTAs" and in this section called the "CTA"). The CTA conducts the business of the trading program described in this Disclosure Document as a sole proprietorship, and his Main Business Office and main business telephone are: 1422 Central Avenue, P.O. Box 898, Fort Dodge, Iowa 50501; (515) 955-3800; and, Facsimile: (515) 955-1444. The books and records of the CTA will be kept and made available for inspection at the Main Business Office.

BUSINESS BACKGROUND

The business background of the CTA for at least five (5) years is as follows:

The CTA, Mr. Frischmeyer, was born in 1953. He graduated from Iowa State University, Ames, Iowa, in 1976 with a Bachelor of Science degree in agricultural business. From March of 1976 to November of 1979, Mr. Frischmeyer was an account executive in the commodity brokerage business of Stark Brokerage, Inc., Fort Dodge, Iowa. In November of 1979, he joined the newly organized North Iowa Commodities, now known as Iowa Commodities, Ltd. He is currently Vice President and owner of approximately 21% of the total outstanding stock of Iowa Commodities, Ltd. and is registered with the CFTC and the NFA as an associated person of Iowa Commodities, Ltd. (since 1984). Iowa Commodities, Ltd. serves as an introducing broker for various traders, and is registered as an introducing broker with the CFTC (though the NFA) and a member of the Chicago Board of Trade.

Mr. Frischmeyer is registered with the CFTC and the NFA as a commodity trading advisor (since October 12, 1984), and, as a commodity pool operator (since April, 1987). He directs the trading for discretionary accounts for individuals and entities and devotes substantially all of his time to the futures and options trading business. Mr. Frischmeyer serves as both the commodity pool operator and commodity trading advisor for two commodity pools and also advises other commodity pool operators and other traders and managers with respect to trading strategies including his role as the sole CTA for Fremont Fund, Limited Partnership, a publicly offered commodity pool in which Ms. Pacult, the principal of the General Partner for this pool also serves as the principal of the general partner. See "Performance Record of Fremont Fund, Limited Partnership".

Mr. Frischmeyer was affiliated with R.G. Dickinson and Company, based in Des Moines, Iowa, as registered representative from January, 1986 through December, 1991. R.G. Dickinson is a securities broker-dealer. Mr. Frischmeyer became a registered representative with Broker-Dealer Financial Services, Inc., based in Des Moines, Iowa on January 1, 1992. Mr. Frischmeyer terminated his association with Broker-Dealer Financial Services Corporation on December 31, 1994, and became a registered representative of Investment Guidance, Inc., effective January 1, 1995. Investment Guidance, Inc. is registered as a fully-disclosed broker-dealer with the Securities and Exchange Commission and member of the National Association of Securities Dealers, Inc. It serves as the underwriter for certain limited partnership commodity pool offerings, in addition to offering general brokerage services to the public.

Additionally, please see "Performance of the CTA," below, for a detailed performance history of Mr. Frischmeyer.

DESCRIPTION OF TRADING PROGRAM

The types of futures contracts and options which the CTA may trade for the Partnership include, without limitation, all domestic and foreign currency futures contracts and all domestic and foreign commodities, currencies and provisions, and options therefore, as are usually dealt in on exchanges or in the interbank foreign currency forward markets.

The CTA's trading has been active in the soybean complex (beans, oil and meal), corn, wheat, cattle (live and feeder), live hog and pork belly contracts and interest rate futures (long-term treasury bonds, Eurodollars and others). The CTA's trading has also been active in foreign currencies and in stock index futures and options and in precious metals (primarily gold and silver) futures, as well as in futures and options on foreign futures and options exchanges.

The futures and options traded by the CTA, including the trades to be made for the Partnership, will be traded on regulated exchanges located in the United States and in non-United States jurisdictions, including England, France, Spain, Germany, Canada, Australia, Japan and Singapore. No business will in any event be conducted which is forbidden by or will be contrary to any applicable law (whether laws of the United States or a foreign jurisdiction) or any lawful rules and regulations as are established by the regulated exchanges (whether United States exchanges or foreign exchanges) upon which futures or options are traded for the Partnership. Prospective clients should be aware, however, that trading on foreign exchanges will not be subject to the regulations of the Commodity Futures Trading Commission (the "CFTC") and may involve greater risks than trading on exchanges located in the United States. In addition, the CTA will be effecting certain trades through the "GLOBEX" system, Project A and other systems, which are electronic order-entry and matching systems for futures and options. See "Risk Factors".

The CTA contemplates trading the contracts identified on the following Futures Exchanges for the Partnership, although other exchanges may be used and other types of contracts or interests may be traded:

FOREIGN FUTURES EXCHANGES: Deutsche Terminborse - DAX Index; London International Financial Futures Exchange (LIFFE) - 3-Month Sterling, 3-Month EuroDeutscheMark, 3-Month EuroLira, 3-Month EuroSwissFranc, German Bond, British Gilt, Italian Government Bond (BTP), FT-SE 100 Index; Marche A Terme Internationale de France (MATIF) - 3-Month PIBOR, French Notional Bond, CAC 40 Index; Mercado de Futuros Y Opciones (MEFF) - 3-Month MIBOR, Spanish Notional Bond; Montreal Stock Exchange - 3-Month Canadian Bankers Acceptance, Canadian Government Bond; Sydney Futures Exchange - 3-Month Australian Bills, 10 Year Australian Bonds; Tokyo International Financial Futures Exchange (TIFFE) - EuroYen; Tokyo Stock Exchange - Japanese 10 Year Bond; Singapore International Financial Futures Exchange (SIMEX) - EuroDollars, Nikkei, Japanese 10 Year Bond.

UNITED STATES FUTURES EXCHANGES: Chicago Board of Trade (CBOT) - Corn, Soybeans, Soybean Meal, Soybean Oil, Wheat, Treasury (10 year) Notes, Treasury Bonds, Municipal Bond Index; Chicago Mercantile Exchange (CME) - Live Cattle, Feeder Cattle, Live Hogs, Pork Bellies; International Monetary Market (IMM) a division of the CME - Australian Dollar, Canadian Dollar, Deutsche Mark, French Franc, Japanese Yen, Swiss Franc, Eurodollars, British Pound, Mexican Peso; Index and Options Market (IOM) a division of the CME - S & P 500 Index, S & P Midcap 400 Index; New York Futures Exchange (NYFE) - NYSE Composite; Financial Instruments Exchange (FINEX) - U.S. Dollar Index, British Sterling-Deutsche Mark, Deutsche Mark-Yen, Deutsche Mark-French Franc, Deutsche Mark-Italian Lira; Commodity Exchange, Inc. (COMEX) - Gold, Silver; Kansas City Board of Trade (KCBT) - Hard Red Winter Wheat, Value Line Index.

The following description of the CTA's trading systems, methods and strategies is not intended to be exhaustive. In addition, the trading methods, systems and principles utilized by the CTA are proprietary and confidential and the following descriptions are general in nature. Further, in preparing the following discussion, the CTA may have chosen to refer to or emphasize only specific aspects of his trading systems, methods and strategies. Prospective clients should also be aware that there are numerous trading systems, methods and strategies utilized in the various futures and options contexts and that the following discussion only addresses those systems, methods and strategies utilized by the CTA. Prospective clients will be unable to compare the CTA's systems, methods and strategies with any other trading systems, methods and strategies that are or may be utilized by other traders or commodity trading advisors or trading managers.

The CTA will rely on his subjective judgment and discretion in the trading of Partnership accounts. The intent of such subjective judgment and discretion is to enhance returns and/or lower risks; however, there can be no assurances that such actions will be successful. One example of such subjective judgment or discretion may be determining the appropriate level of aggressiveness during periods of unusual uncertainty.

In certain trades, the CTA will be utilizing a practice known as "Exchange for Physicals" ("EFP"). EFP is a practice whereby positions in certain futures contracts may be initiated or liquidated by first executing the transaction in the appropriate cash market and then arbitraging the position into the futures market (simultaneously buying the cash position and selling the futures position, or vice versa). Although it is not anticipated to occur, if the CTA's ability to engage in such transactions were to be restricted by the CFTC or other applicable authority, the current trading techniques employed by the CTA may be impaired to the detriment of clients of the CTA.

PERFORMANCE RECORD OF THE CTA

The performance capsules set forth below are presented on a composite basis. While there may be differences in the specific trades made in each account, the trading program and strategies employed for accounts traded in Mr. Frischmeyer's Managed Account Program, Iowa Commodities Fee Schedule and in his Managed Account Program, Regular Fee Schedule are the same, and Mr. Frischmeyer does not believe there are substantial differences between the trading systems, money management policies or fee structures, or any other significant differences among the accounts comprising the respective composites which would make the use of a composite inappropriate. As much as possible, Mr. Frischmeyer attempts to trade all managed accounts proportionately the same. For example, if one account is twice the size of another, it will trade twice the number of contracts so that the two accounts would generate a similar rate of return.

When reviewing the CTA's performance record, prospective clients should also be aware, however, that composite performance results tend to create an "averaging effect" on the performance of the accounts. Further, prospective clients should recognize that different accounts can have and have had varying investment results, even though they have been traded according to the same general trading approach. The reasons for this include numerous material differences between accounts, including the following:

1. The timing of the deposit of equity and the total period during which each account was traded.

2. The relative sizes of the accounts, which influences the number of interests and the number of contracts in each interest traded by accounts, as well as the diversification of the account and the design and execution of the CTA's methods. For instance, in the example given above, the larger account might not be exactly twice the size of the smaller account. The CTA may, from time to time, determine that certain trades may entail greater than ordinary risks, which may cause him to also determine that all accounts should trade a smaller than usual number of contracts. As a result, in some circumstances larger accounts may trade a reduced number of contracts in such trades and the small accounts may not participate in such trades.

3. The trading approach used-although all accounts may be traded in accordance with the same general trading approach, such approach can and does change periodically as a result of research and development by the CTA.

4. Split fills. When entering an order to buy or sell futures or options, the CTA will block his managed accounts (group them together) so that multiple accounts can be filled on one order. If fills occur at more than one price, a small difference in performance can result. In such instances (except where the Average Price System is applicable, described in the Sections entitled "Description of Trading Program" and "Conflicts of Interest"), the fills are arbitrarily allocated so that the highest prices (whether buys or sells) are successively allocated to the numerically highest account numbers.

5. Incomplete fills. Occasionally, a blocked order can be partially, but not completely filled at the price specified on the order. In such an instance, the CTA attempts to allocate one contract to each account, regardless of account size, and then allocate the remaining fills in proportion to account capitalization, but some discrepancies may be unavoidable. See "Conflicts of Interest" above.

6. The size and time of payment of brokerage commissions and fees paid by the accounts.

7. The size and time and payment of administrative costs paid by the accounts.

8.  The size and time and payment of interest income earned by the accounts.

9. The market condition in which accounts are traded, which in part determines the quality of trade executions.

10. The allocation of orders to open or close positions.
Thus, the results of individual accounts, as a result of differences in the above factors, may experience better or worse than the composite performance results shown.

Managed Account Program, Regular Fee Schedule

The following capsule shows the past performance of Mr. Frischmeyer's Managed Account Program, Regular Fee Schedule since the inception of the Managed Account Program, Regular Fee Schedule and year-to-date (through May 31,
1998).  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.


                 Managed Account Program, Regular Fee Schedule
                          Percentage Rate of Return
                   (Computed on a compounded monthly basis)*
Month        1998      1997      1996      1995      1994
January     (0.02)    (2.36)    (2.56)     1.45       N/A
February    (0.51)    (1.79)    (1.22)    (5.86)      N/A
March       (0.79)    (1.79)    (5.11)    (2.88)     0.19
April       (3.95)    (3.17)    14.71     (7.88)    (3.40)
May         (5.77)    (0.94)    (8.46)    (6.24)     0.58
June                  (0.91)   (10.26)    (3.09)    (6.47)
July                  (3.28)     2.21      2.55     11.36
August                (1.15)    (7.38)     9.58      5.38
September             (3.76)    (7.53)    19.83     (0.55)
October               (0.11)     2.35      4.18      1.65
November              (1.51)    (0.47)    (3.01)    (1.62)
December              (0.66)    (3.40)    12.87     (1.53)
Year        (10.68)   (19.50)   (25.86)    19.24      4.64

Name of Commodity Trading Advisor:  Michael J. Frischmeyer

Name of Trading Program: Managed Account Program, Regular Fee Schedule ("Regular Program")

Date Commodity Trading Advisor Began Trading Client Accounts:  March 1, 1976

Date When Client Funds Began Being Traded Pursuant To The Regular Program:
March 1, 1994

Number of Accounts Directed Pursuant To The Regular Program:  206

Total Assets Under Management of Mr. Frischmeyer:  $24,994,287

Total Assets Traded Pursuant To The Regular Program:  $15,958,421

Largest Monthly Draw-Down:  6-96/10.26% of client funds

Worst Peak-to-Valley Draw-Down***:  12-95 to 5-98/71.75% of net asset value

* Rate of Return is computed by dividing net performance by beginning net asset value for the period. For those months when additions or withdrawals exceed ten percent of beginning net assets, the Time-Weighting of Additions and Withdrawals method is used to compute rates of return.

** "Draw-down" is defined by applicable CFTC regulations to mean losses experienced by an account over the specified period.

*** Worst Peak-to-Valley Draw-Down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

As indicated above, the performance capsule is a composite consisting of 198 accounts, comprised of 130 at $40,000, 49 at $80,000, 7 at $120,000, 11 at
$160,000, and 1 at $200,000. As also indicated above, Mr. Frischmeyer's Managed Account Program, Regular Fee Schedule began in March of 1994. One hundred twenty-three (123) such accounts were opened in 1994, one hundred thirty-two (132) such accounts were opened in 1995, two hundred thirty (230) were opened in 1996, fifty-six (56) were opened in 1997, and nine (9) were opened in 1998 (as of May 31, 1998). Three (3) of such accounts were closed in 1994, all of which were profitable. Forty-three (43) such accounts were closed in 1995, of which 29 were profitable, and 14 of which were unprofitable. Fifty-two
(52) such accounts were closed in 1996, of which 22 were profitable, 30 of which were unprofitable, and 20 of which were closed for purposes of transferring to the accounts to another futures commission merchant. The CTA continued as the commodity trading advisor for all such 20 accounts. One hundred eighty (180) such accounts were closed in 1997, 17 of which were profitable, and 163 of which were unprofitable. Eighty-four (84) such accounts were closed in 1998 (as of May 31, 1998), 1 of which was profitable and 83 of which were unprofitable.

The composite performance records of the CTA's Managed Account Program, Regular Fee Schedule do not include certain limited accounts (5 as of May
31, 1998) which are traded in the Managed Account Program, Regular Fee Schedule, but which have not and will not, with the client's agreement, make any trades in any contracts, options or other interests in any grains, oil seeds or livestock which are otherwise made by the other accounts traded in the CTA's Managed Account Program, Regular Fee Schedule. Those accounts are collectively referred to in this Prospectus as the "Regular Fee Schedule-Regular Fee Restricted Accounts Only". Although the Regular Fee Restricted Accounts are charged the same fees by the CTA as the other accounts traded in the CTA's Managed Account Program, Regular Fee Schedule, the CTA believes including the Regular Fee Schedule-Regular Fee Restricted Accounts Only Accounts in his composite performance records for his Managed Account Program, Regular Fee Schedule is inappropriate because the Regular Fee Schedule-Regular Fee Restricted Accounts Only Schedule Accounts do not trade in any contracts, options or other interest in any grains, oil seeds or livestock. As indicated above, the Regular Fee Schedule-Regular Fee Restricted Accounts Only Accounts were therefore also excluded from the composite performance records for the CTA's Managed Account Program, Regular Fee Schedule.

Managed Account Program, Regular Fee Schedule-Regular Fee Restricted Accounts
Only

The following capsule shows the past performance of Regular Fee Schedule-Regular Fee Restricted Accounts Only since the inception of trading of the first Regular Fee Schedule-Regular Fee Restricted Accounts Only Account (in November, 1995) and year-to-date (through May 31, 1998). PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                 Managed Account Program, Regular Fee Schedule -
                      Regular Fee Restricted Accounts Only
                           Percentage Rate of Return
                    (Computed on a compounded monthly basis)*
Year-to-date                         Nov - Dec
    1998        1997        1996        1995
    2.71      (10.06)     (18.40)      (2.12)

Name of Pool: Managed Account Program, Regular Fee Schedule-Regular Fee Restricted Accounts Only

Date Commodity Trading Advisor Began Trading Client Accounts:  March 1, 1976

Date When Client Funds Began Traded Pursuant To The Restricted Program:
November 27, 1995

Number of Accounts Directed Pursuant To The Restricted Program:  5

Total Assets Under Management of Mr. Frischmeyer:  $24,994,287

Total Assets Traded Pursuant To The Regular Program:  $174,823

Largest Monthly Draw-Down**:  7-96/7.84% of client funds

Worst Peak-to-Valley Draw-Down***: 7-96 to 12-97/25.99% of net asset value

* Rate of return is computed by dividing the net performance by the sum of the beginning net asset value and net additions, capital withdrawals and redemptions.

** "Draw-down" is defined by applicable CFTC regulations to mean losses experienced by an account over the specified period.

*** Worst Peak-to-Valley Draw-Down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

The above performance capsule is a composite of five (5) Regular Fee Schedule-Regular Fee Restricted Accounts Only Accounts. One (1) such Account was opened in 1995, twelve (12) such Accounts were opened in 1996, and no such Accounts were opened in either 1997 or 1998 (as of May 31, 1998). Three (3) such Accounts were closed in 1996, all of which were unprofitable as of the date they were closed. Four (4) such Accounts were closed in 1997, all of which were unprofitable as of the date they were closed. One (1) such Account was closed in 1998 (as of May 31, 1998), which was unprofitable as of the date it was closed.

The CTA has reserved the right, in his discretion, to negotiate and accept a different fee schedule for any particular account or accounts to be traded under his trading program, i.e., the CTA's Managed Account Program, Regular Fee Schedule. One account traded under the CTA's Managed Account Program, Regular Fee Schedule for which the CTA has agreed to a different fee schedule is Frischmeyer Fund, L.P., which is an Iowa limited partnership operating as a commodity pool. As of May 31, 1998, Frischmeyer Fund, L.P. had net assets of approximately $1,235,718. Given the size of Frischmeyer Fund, L.P., the CTA has agreed to receive a one percent (1%) annual management fee from Frischmeyer Fund, L.P. based upon the total equity of Frischmeyer Fund, L.P.'s account, rather than the four percent (4%) annual management fee based upon the incremental trading level of the account as is generally charged to accounts traded in the CTA's Managed Account Program, Regular Fee Schedule. (The fees charged Frischmeyer Fund, L.P. by the CTA are otherwise the same as those normally charged by the CTA to accounts traded in the CTA's Managed Account Program, Regular Fee Schedule.). The CTA has determined that the difference in the management fees charged to Frischmeyer Fund, L.P. makes the inclusion of Frischmeyer Fund, L.P. in the composite performance records of the CTA's Managed Account Program, Regular Fee Schedule inappropriate. The following paragraph therefore sets forth a separate performance capsule for Frischmeyer Fund, L.P.

Managed Account Program, Frischmeyer Fund, L.P. Fee Schedule

Frischmeyer Fund, L.P. is a single advisor pool that does not have a guarantee feature. The following capsule shows the past performance of Frischmeyer Fund, L.P. since the inception of trading by Frischmeyer Fund, L.P. and year-to-date (through May 31, 1998). The CTA has no authority to, and no offering of any interests in Frischmeyer Fund, L.P. is made by this Prospectus. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

            Managed Account Program, Frischmeyer Fund, L.P. Fee Schedule
                           Percentage Rate of Return
                    (Computed on a compounded monthly basis)*
Year-to-date                         Feb - Dec
    1998        1997        1996        1995
   (9.79)     (14.25)     12.69        (6.62)

Name of Pool:  Frischmeyer Fund, L.P.

Type of Pool:  Publicly offered, but currently closed to new investors

Date of Inception of Trading:  March 15, 1995

Aggregate Gross Capital Subscriptions to the Pool:  $2,658,017

Pool's Net Asset Value: $1,235,718

Largest Monthly Draw-Down**: 12-95/19.44%  of net asset value

Worst Peak-to-Valley Draw-Down***:  10-95 to12-95/10.78% of net asset value

* Rate of return is computed by dividing the net performance by the sum of the beginning net asset value and net additions, capital withdrawals and redemptions.

** "Draw-down" is defined by applicable CFTC regulations to mean losses experienced by an account over the specified period.

*** Worst Peak-to-Valley Draw-Down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Financial Futures Managed Account Program

The following capsule shows the past performance of Financial futures Managed Account Program since the inception of trading of the first Financial futures Managed Account Program (in June, 1997) and year-to-date (through May 31,
1998).  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                 Financial Futures Managed Account Program
                         Percentage Rate of Return
                 (Computed on a compounded monthly basis)*
Year-to-Date    June - Dec
    1998           1997
  (1.37)****      (9.36)****

Name of Pool:  Financial Futures Managed Account Program

Date Commodity Trading Advisor Began Trading Client Accounts:  March 1, 1976

Date When Client Funds Began Traded Pursuant To The Financial Futures program:
June, 1997

Number of Accounts Directed Pursuant To The Restricted Program:  1

Total Assets Under Management of Mr. Frischmeyer:  $24,997,287

Total Assets Traded Pursuant To The Regular Program:  $56,635

Largest Monthly Draw-Down**:  8-97/3.45% of client funds

Worst Peak-to-Valley Draw-Down***: 6-97 to 5-98/5.86% of net asset value

* Rate of return is computed by dividing the net performance by the sum of the beginning net asset value and net additions, capital withdrawals and redemptions.

** "Draw-down" is defined by applicable CFTC regulations to mean losses experienced by an account over the specified period.

*** Worst Peak-to-Valley Draw-Down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

**** The rates of return for 1995 and 1996 were affected by a misappropriation in 1995 of certain assets of Frischmeyer Fund, L.P. by its prior general partner and by the recovery of those assets by Frischmeyer Fund, L.P. in 1996. Mr. Frischmeyer was not involved in any way with the referenced events.

The above performance capsule is a composite of one (1) Financial Futures Managed Account Program Account. Four (4) such Accounts were opened in 1997, and no such Accounts were opened in 1998 (as of May 31, 1998). Three (3) such Account was closed in 1997, all of which were unprofitable as of the date they were closed. No such Accounts were closed in 1998 (as of May 31, 1998).

Managed Account Program, Iowa Commodities Fee Schedule

The following capsule shows the past performance of Mr. Frischmeyer's Managed Account Program, Iowa Commodities Fee Schedule for the most recent five calendar years and year-to-date (through May 31, 1998), as well as since inception through 1992. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

             Managed Account Program, Iowa Commodities Fee Schedule
                          Percentage Rate of Return
            For the Most Recent Five Calendar Years and Year-to-Date
                   (Computed on a compounded monthly basis)*
Year-to-Date
    1998      1997     1996     1995     1994     1993
   (8.13)   (17.89)  (20.14)   42.34     9.71    166.90

             Managed Account Program, Iowa Commodities Fee Schedule
                          Percentage Rate of Return
                  Since Inception Through December, 1992
                 (Computed on a compounded monthly basis)*
1992   1991   1990   1989  1988  1987   1986    1985   1984   1983  1982  1981
21.19 (4.96) (6.73) 54.84 86.89 100.09 (35.78) (4.62) 229.34 100.69 0.86 (25.34)

Name of Commodity Trading Advisor:  Michael J. Frischmeyer

Name of Trading Program: Managed Account Program, Iowa Commodities Fee Schedule ("ICL Program")

Date Commodity Trading Advisor Began Trading Client Accounts:  March 1, 1976

Date When Client Funds Began Being Traded Pursuant To The ICL Program:
January 1, 1981

Number of Accounts Directed Pursuant To The ICL Program: 59

Total Assets Under Management of Mr. Frischmeyer:  $24,994,287

Total Assets Traded Pursuant To The ICL Program: $7,743,513

Largest Monthly Draw-Down**:  8-93/35.47% of client funds

Worst Peak-to-Valley Draw-Down***:  4-96 to 5-98/75.75% of net asset value

* Rate of Return is computed by dividing the net trading results by beginning net asset value for the period.

** "Draw-down" is defined by applicable CFTC regulations to mean losses experienced by an account over the specified period.

*** Worst Peak-to-Valley Draw-Down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

No accounts in Mr. Frischmeyer's Managed Account Program, Iowa Commodities Fee Schedule were opened in 1998 (as of May 31, 1998). Four (4) such accounts were opened in 1997. Eight (8) such accounts were opened in 1996, six (6) such accounts were opened in 1995, and twenty-one (21) such accounts were opened in 1994. Eight (8) such accounts were opened in 1993, and one (1) such account was opened in 1992, being a commodity pool which was created as a vehicle for existing managed accounts of less than $30,000 to permit participation in trades that would be unsuitable for a small account. In the course of consolidating those accounts, twenty-four (24) managed accounts were closed. The historical performance of each of those accounts was comparable to that shown in the composite performance record. The lifetime performance of such accounts is dependent upon when each account was opened.

One account in Mr. Frischmeyer's Managed Account Program, Iowa Commodities Fee Schedule was closed in 1992, one other was closed in 1993, three were closed in 1994, five such accounts were closed in 1995, no such accounts were closed in 1996, four such accounts were closed in 1997, and four such accounts were closed in 1998 (as of May 31, 1998). The account closed in 1992 had been traded for ten quarters from April, 1990 through September, 1992 and was unprofitable (as were all of Mr. Frischmeyer's managed accounts during that period). The account closed in 1993 was transferred to Mr. Frischmeyer in 1989, had been profitable, and was closed due to the dissolution of the partnership which owned the account. Of the three closed in 1994, one was opened in 1989 and was profitable, one was opened in 1990 and was profitable (closed for estate planning), and one was opened in 1976 and was closed due to a death. Of the five closed in 1995, one was opened in 1981 and was profitable, one was opened in 1984 and was profitable, and three were opened in

1994 and were unprofitable. Two of the accounts which were closed in 1995 were closed pursuant to reorganizations by the client, and resulted in two new accounts being opened in 1995.

                                EPIC TRADING

EPIC Trading is a registered Commodity Trading Advisor ("collectively above called the "CTAs" and in this section called the "CTA"") organized as a sole proprietorship with Bradley P. Jordan, Commodity Trading Advisor as principal. The business office of EPIC Trading is One Whitehall St., Suite 1500, New York, New York 10004 and the telephone number is (212) 859-0200.

BUSINESS BACKGROUND

The business background of the CTA for at least five (5) years is as follows:

Mr. Jordan first obtained his CFTC license as an Associated Person in 1975 while employed with the Taylor-Grant Division of Rosenthal & Co. In 1976, he began ten years with Merrill Lynch Futures, Inc. ("Merrill") as a Commodity Account Executive, Futures Analyst serving institutional clients in grains and soft commodities as well as speculative accounts primarily in the metals markets. Mr. Jordan left Merrill in 1986 as the Senior Floor Broker on the New York Futures Exchange to trade his own account in the NYFE pits. In January 1995, the THESIS Fund, L.P. started trading as an exempt Commodity Pool with Mr. Jordan as Trading Advisor and 50% Managing Partner. In January, 1997, he resumed trading for his proprietary account in stock index futures until early this year. Currently, Mr. Jordan is an associated person of Super Fund Financial Group, Inc., an NFA member, Commodity Pool Operator and Introducing Broker guaranteed by Vision Limited Partnership.

Mr. Jordan lives in Glen Rock, New Jersey with his wife and two sons. He currently serves as Councilman for the Borough of Glen Rock and in that capacity is the Chairman of the Division of Revenue and Finance overseeing a municipal budget of $11,000,000. Mr. Jordan graduated from Cornell University in 1975.

There have been no material administrative, civil or criminal actions concluded within the preceding five years against EPIC Trading or Bradley P. Jordan and no such actions are pending or on appeal.

DESCRIPTION OF TRADING PROGRAM

At the backbone of EPIC Trading is a technically based system utilized to trade the stock index futures and options markets. A proprietary moving average program is combined with internal divergence analysis to create trading strategies. Divergence analysis is used to study the price structure of underlying equity markets in order to create a long-term trading framework. A leading indicator moving average projection is then applied to generate short and intermediate term trades. Various filters have been developed to maximized results. Standard technical analysis techniques, such as trend line and pattern formation, are also used to a lesser extent in the trading program.

The CTA intends to trade primarily Stock Index Futures and Options, however the CTA may trade any variety of commodity interests that fall in the categories of Grains, Meats, Metals, Currencies, Financials, Stock Indexes, Energies, and other items of Food and Fiber. "Commodity Interests" means contracts on and for physical commodities, currencies, money market instruments, and items which are now, or may hereinafter be, the subject of futures contract trading, options' contracts, or physical commodities.

PERFORMANCE RECORD OF THE CTA

Trading in Epic Trading Program commenced on January, 1995 and ceased in December, 1996, then resumed in April, 1998. During 1997, Mr. Jordan traded for his own accounts. See Appendix III for the performance summary of his trading activity.

EPIC Trading Program

The following capsule shows the past performance of EPIC Trading Program since the inception of trading (in January, 1995) and year-to-date (through May
31, 1998).  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                            EPIC Trading Program
                         Percentage Rate of Return
                  (Computed on a compounded monthly basis)*
MONTH      1998     1997   1996     1995
January    N/A      N/A     3.88     5.67
February   N/A      N/A     5.66     6.10
March      N/A      N/A    (0.04)   (1.18)
April      6.50     N/A    (2.62)   (2.90)
May        1.80     N/A     6.57     4.80
June                N/A     2.35     0.95
July                N/A     0.99     1.17
August              N/A     3.70    (0.71)
September           N/A     2.49    (3.67)
October             N/A    (0.20)    1.73
November            N/A     2.97     0.06
December            N/A     2.30    (1.73)
Year       8.42     N/A    15.10    26.03

Name of the Commodity Trading Advisor:  EPIC Trading

Name of the Trading Program:  EPIC Trading Program

Date Commodity Trading Advisor Began Trading Client Accounts:  January 1, 1995

Date When Client Funds Began Being Traded Pursuant to Trading Program:
January 1, 1995

Number Of Accounts In Trading Program:  4

Total Assets Under Management:  $40,597

Largest Monthly Draw-Down**:  3.67%, September, 1995.

Worst Peak-to-Valley Draw-Down***:  8-95 to 9-95 / 4.38% of net assets

Number of Accounts Closed With Net Profit:  1

Number of Accounts Closed With Net Loss:  0

* Rate of return is computed by dividing the net performance by the sum of the beginning net asset value and net additions, capital withdrawals and redemptions.

** "Draw-down" is defined by applicable CFTC regulations to mean losses experienced by an account over the specified period.

*** Worst Peak-to-Valley Draw-Down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

                       BELL FUNDAMENTAL FUTURES, L.L.C.

Bell Fundamental Futures, L.L.C. ("BFF") is a registered Commodity Trading Advisor ("collectively above called the "CTAs" and in this section called the "CTA"") organized in 1997 as a Tennessee Limited Liability corporation, with its business office located at 889 Ridge Lake Boulevard, Suite 233, Memphis, Tennessee 38120. Its telephone number is (901) 766-4692 and its facsimile number is (901)766-4698.

BFF became registered with the Commodity Futures Trading Commission (the "CFTC") as a commodity trading advisor ("CTA") on September 30, 1997 and is a member in good standing with the National Futures Association ("NFA"), a self-regulatory organization.

David M. Bell is the President of BFF. He and his wife, Diane L. Bell are the sole shareholders of BFF. Ms. Bell is not otherwise involved in BFF. Mr. Bell is currently the only Trader for the CTA.

BUSINESS BACKGROUND

The business background of the CTA for at least five (5) years is as follows:

BFF is a corporation, created to engage in the business of managing speculative commodity accounts. David M. Bell has been registered as principal of BFF with the CFTC since September 30, 1997, the initial registration.

Mr. Bell was born in Lincoln, Nebraska, and grew up on the family's diversified farm at Bellwood, Nebraska.

Mr. Bell graduated from David City High School, David City, Nebraska, in 1961. He received a B.S. of Agricultural Economics from the University of Nebraska in 1965; a MS of Agricultural Economics from the University of Nebraska in 1966; and a Ph.D. from Michigan State University in 1972, with a major in Agricultural Economics and minors in Marketing and Statistics. Mr. Bell's doctoral dissertation was selected as one of the three outstanding dissertations in 1972 by the American Agricultural Economics Association.

Mr. Bell taught economics at Northwest Missouri State College in Maryville, Missouri during the 1966/67 academic year. From 1970-75, Mr. Bell was employed by the Economic Research Service of the US Department of Agriculture, first in East Lansing, Michigan and later in Washington, D.C., where he served as leader of the Manufactured Inputs Research Area.

In June, 1975, Mr. Bell joined Connell Econometrics/Connell Rice and Sugar Co., a commodity research and consulting company in Westfield, New Jersey.
Mr. Bell directed commodities research and consulting operations and developed econometric models for forecasting prices and key fundamental factors in the grain and soybean complex markets. From January, 1982 through December, 1994, he was employed by Sparks Companies, Inc., one of the leading commodity research and consulting companies. He developed trading strategies for customers, directed research operations, and conducted training schools on futures and options markets, fundamental analysis, and development of trading strategies. Since January, 1995, Mr. Bell has been the sole trader for Eagle Fund, L.P., a commodity speculation enterprise.

Past Performance for Mr. Bell may be found beginning on below under "Performance Record of the CTA".

Diane L. Bell, the only other principal, is not otherwise involved in either the management or trading of BFF.

DESCRIPTION OF TRADING PROGRAM

Fundamental and Technical Analysis

There are generally two methods of analysis used to forecast price behavior in commodity markets - fundamental and technical.

Fundamental analysis looks at factors that affect the supply and demand of the underlying commodity thereby affecting its equilibrium price. Such factors as weather patterns, government policies, livestock profitability, prices of competitive commodities, farmer's profit margins, and foreign monetary exchange rates are a few of the factors involved. For example, if a foreign country sells feed wheat at prices below the US export price for corn, export demand for US corn will be reduced, potentially leading to lower corn prices. Since both producers and consumers may take positions in the futures market as a substitute for the transaction in the cash market, fundamental analysis must also take those actions into consideration.

Technical analysis is based upon the theory that the market price reflects all known supply and demand factors and appropriately discounts the unknown factors, and that by studying the price patterns, future price changes can be anticipated. Such variables as closing prices, highs and lows, the relationship of closings to openings, volume and open interest, rate of change in prices, and even the rate of change of the rate of change may be variables studied. These variables may be studied on a daily, weekly or even monthly basis, and be in the form of computer generated models, graphic chart patterns, or discretionary, where the trader considers a number of variables and makes a judgment of what they mean.

Mr. Bell's Trading Style

Mr. Bell trades primarily, but not exclusively, futures on agricultural markets, as well as options on these markets. (See Description of Commodity Interests Traded)

As discussed above, CTAs generally rely on either fundamental or technical analysis or a combination thereof to identify effective trading strategies. Mr. Bell believes that fundamental factors determine the eventual movement of the market and places primary emphasis on these factors. However, he also monitors technical factors as they may serve to confirm the fundamentals, serve as an early warning that fundamentals are changing, or help indicate the potential extent of the price move. Mr. Bell's trading strategy attempts to detect disequilibriums in prices which will lead to trend movements for the commodity interests monitored, and normally seeks to establish positions and maintain such positions while the particular market moves in favor of the position and to exit the particular market and/or establish reverse positions when the favorable trend either reverses or does not materialize. In markets that are in equilibrium, Mr. Bell may trade a range around that price, making more frequent trades of shorter duration.

BFF may employ trading analysts and technical analysts to assist with market research. No client will acquire any rights or proprietary interest in, or have access to, any of the information, data or trading methods utilized by BFF.

BFF intends to maintain its current reliance on a combination of fundamental and technical analyses as the basis for all trading decisions, although BFF reserves the right to make adjustments to its risk management and other trading policies, without approval by the client. Clients will, however, be advised of any material changes in such trading policies.

Proprietary Trading Policy and Associated Order Allocation

Mr. Bell does trade for his own account(s) and may trade his proprietary accounts in a manner more or less aggressively than client accounts or trade positions different from, or not included in, a client account. Such proprietary trading may differ from trading decisions made by Mr. Bell on behalf of BFF's clients. Mr. Bell generally follows the same basic trading methods and strategies developed, modified and refined as described above. Mr. Bell may elect not to trade his proprietary account(s) in parallel with customer accounts. However, Mr. Bell will normally not take a position that is opposite those taken for clients.

In trading for proprietary account(s) and in contrast to trading for customers, Mr. Bell may trade a larger number of commodity interests, utilize a higher degree of leverage, and test new markets. In addition, Mr. Bell may conduct experimental trading methods and strategies. Mr. Bell also may trade contracts for proprietary account(s), but not for customer accounts of BFF, or may trade contracts for customer accounts of BFF and not his own proprietary accounts. Accordingly, Mr. Bell at times may take positions in his proprietary account(s) that are different to those taken by BFF on behalf of customer accounts and Mr. Bell's proprietary account(s) may produce trading results that are different from those experienced by the CTA's clients.

Any such proprietary trading will not knowingly be made so as to benefit from contemplated purchase or sales by customer accounts - i.e., engaging in so-called "front running." The intent of such policies is to ensure that all client orders have the opportunity to be filled at the best possible price (although the prices at which individual client orders are filled will vary depending upon changing market conditions and the quality of the carrying brokerage firm's execution services).

BFF may place all client orders for a particular FCM as part of a bulk order that will include all client accounts handled by that FCM in which the same commodity is being traded pursuant to BFF's trading program(s). BFF will employ an objective price allocation system which is intended to promote fairness among all client accounts maintained at each FCM

Clients will not be permitted to inspect the records of Mr. Bell's proprietary trading nor any written policies related to such trading.

Description of Commodity Interests Traded

BFF intends to trade futures and options on futures contracts primarily, but not exclusively, on agricultural raw materials and products, particularly: grains, oilseeds, oilseed products, livestock, fiber and food products. However, BFF may trade all commodity futures contracts, including, but not limited to, agricultural products, financials, metals, foreign currencies and options on such futures contracts without limitations or restrictions.

Options on futures contracts may be used by BFF on both a covered basis (i.e., to write or sell an option against a futures contract in the client's account) and/or on an uncovered basis (i.e., to buy or sell an option directly). Both Put and Call options may be used. In general, the use of options by BFF increases an account's margin requirements and may increase volatility as well.

Money And Risk Management

BFF and its principals believe that the discipline of money management is an important element of the overall trading program.

BFF determines the size of any particular position based on the potential risk of the trade relative to the potential gain along with the probabilities of each, and the volatility of the market. This evaluation is purely discretionary and does not ensure in any way whatsoever that risk of loss will be effectively managed or limited or that the preservation of capital will be achieved.

PERFORMANCE RECORD OF THE CTA

Capsule A - Bell Fundamental Futures, L.L.C.
The following capsule shows the past performance of the BFF Trading Program since the inception of trading (in February, 1998) and year-to-date (through May 31, 1998). PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                  Capsule A - Bell Fundamental Futures, L.L.C.
                            Percentage Rate of Return
                    (Computed on a compounded monthly basis)*
MONTH       1998
January     N/A
February    0.5
March       2.4
April       0.4
May         2.7
Year        4.7

                                   18

Name of the Commodity Trading Advisor:  Bell Fundamental Futures, L.L.C.

Name of the Trading Program: Capsule A - Bell Fundamental Futures, L.L.C.

Date Commodity Trading Advisor Began Trading Client Accounts:  January 1983

Date When Client Funds Began Being Traded Pursuant to Trading Program:
February 1998

Number Of Accounts In Trading Program:  2

Total Assets Under Management:  $224,818

Largest Monthly Draw-Down**:  1.8% / April, 1998

Worst Peak-to-Valley Draw-Down***:  1.8% / April, 1998

Number of Accounts Closed With Net Profit:  0

Number of Accounts Closed With Net Loss:  0

* Rate of return is computed by dividing the net performance by the sum of the beginning net asset value and net additions, capital withdrawals and redemptions.

** "Draw-down" is defined by applicable CFTC regulations to mean losses experienced by an account over the specified period.

*** Worst Peak-to-Valley Draw-Down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Capsule A - Bell Fundamental Futures, L.L.C. represents the performance history of accounts managed by BFF. No proprietary trading accounts are included. All of the accounts were traded in a manner consistent with the program and policies currently offered. See Appendix V for the performance summary of Mr. Bell's supplemental proprietary and pro forma trading activity.

Accounts in this composite pay monthly management fees of .167 of 1% (2% per annum) of an account's month ending Net Asset Value and an incentive fee of 20% of New High Trading Profits. The accounts pay brokerage commission at rates of $26 per round-turn trade plus exchange and NFA fees. As of May 31, 1998 this capsule had 2 accounts varying in size from $98,232 to $126,585 totaling $224,817. Total funds under management, including notionally funded and proprietary accounts was $2.7 million.

              PERFORMANCE OF FREMONT FUND, LIMITED PARTNERSHIP

The Fremont Fund Limited Partnership is currently traded by three two CTAs, with Michael J. Frischmeyer responsible for 60% of the total trading equity and, EPIC Trading responsible for 40% of the total trading equity. When sales are resumed, all additional trading equity raised through the sale of Units will be initially allocated to Bell Fundamental Futures, L.L.C., commodity trading advisors, until a total of $300,000 has been so allocated. Thereafter, the General Partner intends to assign 50% of the equity to Frischmeyer, 30% to Bell, and 20% to EPIC. The Fund pays various expenses in relation its operation including a management fee to the CTAs and the General Partner of 4% and 2% annually respectively charged 1/12th monthly, and quarterly incentive fees of 15% of all new profits. In addition, the fund pays 1% per month for trading commissions as opposed to a round turn commission charge.

In addition to the following performance capsule, a detailed performance table of the Fund is available in Appendix II.
Fremont Fund, LP

The following capsule shows the past performance of Fremont Fund, LP for the period from inception of trading in November, 1996, through May 31, 1998. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                     Fremont Fund, Limited Partnership
                         Percentage Rate of Return
                 (Computed on a compounded monthly basis)*
Month       1998      1997      1996
January    (1.48)    (1.79)     N/A
February   (0.92)     0.71      N/A
March       0.74     (0.91)     N/A
April      (3.46)    (2.13)     N/A
May        (2.30)    (0.66)     N/A
June                 (0.39)     N/A
July                 (0.65)     N/A
August               (2.57)     N/A
September            (0.53)     N/A
October              (0.76)     N/A
November             (1.09)    (8.83)
December             (2.13)     2.34
Year       (7.24)   (12.21)    (6.69)

Name of Pool: Fremont Fund, LP

How Offered:  Publicly offered pursuant to Form S-1 Registration statement

Name of CTAs:  Michael J. Frischmeyer, EPIC Trading

Principal Protected:  No

Date of Inception of trading:  November, 1996

Aggregate gross capital subscriptions to the pool:  $1,227,702

Net Asset Value of the pool (as of October 31, 1997): $676,146 on total Units outstanding: 946.66

NAV Per Unit (as of May 31, 1997):  $714

Largest Monthly Draw-Down**:  12-96/8.83% of client funds

Worst Peak-to-Valley Draw-Down***:  11-96 to 5-98/24.04% of net asset value

* Rate of return is computed by dividing the net performance by the sum of the beginning net asset value and net additions, capital withdrawals and redemptions.

** "Draw-down" is defined by applicable CFTC regulations to mean losses experienced by a pool or account over the specified period

*** Worst Peak-to-Valley Draw-Down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

NOTES TO PERFORMANCE RECORD OF THE FUND

The performance capsule set forth above represents real time trading results for the Fremont Fund, Limited Partnership. While there may be differences in the specific trades made by the CTAs in each account they has under management, the trading program for all of their accounts are the same. As much as possible, the CTAs attempt to trade all managed accounts proportionately the same. For example, if one account is twice the size of another, it will trade twice the number of contracts so that the two accounts would generate a similar rate of return.

When reviewing the Fund's performance record, prospective clients should recognize that different accounts can have and have had varying investment results, even though they have been traded according to the same general trading approach. The reasons for this include numerous material differences between accounts, including the following:

1. The timing of the deposit of equity and the total period during which each account was traded.

2. The relative sizes of the accounts, which influences the number of interests and the number of contracts in each interest traded by accounts, as well as the diversification of the account and the design and execution of the CTA's methods. For instance, in the example given above, the larger account might not be exactly twice the size of the smaller account. The CTA may, from time to time, determine that certain trades may entail greater than ordinary risks, which may cause him to also determine that all accounts should trade a smaller than usual number of contracts. As a result, in some circumstances larger accounts may trade a reduced number of contracts in such trades and the small accounts may not participate in such trades.

3. The trading approach used-although all accounts may be traded in accordance with the same general trading approach, such approach can and does change periodically as a result of research and development by the CTA.

4. Split fills. When entering an order to buy or sell futures or options, the CTA will block his managed accounts (group them together) so that multiple accounts can be filled on one order. If fills occur at more than one price, a small difference in performance can result. In such instances (except where the Average Price System is applicable, described in the Sections entitled "Description of Trading Program" and "Conflicts of Interest"), the fills are arbitrarily allocated so that the highest prices (whether buys or sells) are successively allocated to the numerically highest account numbers.

5. Incomplete fills. Occasionally, a blocked order can be partially, but not completely filled at the price specified on the order. In such an instance, the CTA attempts to allocate one contract to each account, regardless of account size, and then allocate the remaining fills in proportion to account capitalization, but some discrepancies may be unavoidable. See "Conflicts of Interest" above.

6. The size and time of payment of brokerage commissions and fees paid by the accounts.

7. The size and time and payment of administrative costs paid by the accounts.

8. The size and time and payment of interest income earned by the accounts.

9. The market condition in which accounts are traded, which in part determines the quality of trade executions.

10. The allocation of orders to open or close positions.

Thus, the results of the Fund, as a result of differences in the above factors, may experience better or worse performance than the composite performance results shown for the CTAs.

              LIMITED PRIOR PERFORMANCE AND REGULATORY NOTICE

THIS POOL BEGAN TRADING IN NOVEMBER, 1996, AND, THEREFORE, HAS LIMITED PERFORMANCE HISTORY.

THE REGULATIONS OF THE CFTC AND NFA PROHIBIT ANY REPRESENTATION BY A PERSON REGISTERED WITH THE CFTC OR BY ANY MEMBER OF THE NFA, RESPECTIVELY, THAT SUCH REGISTRATION OR MEMBERSHIP IN ANY RESPECT INDICATES THAT THE CFTC OR THE NFA, AS THE CASE MAY BE, HAS APPROVED OR ENDORSED SUCH PERSON OR SUCH PERSON'S TRADING PROGRAMS OR OBJECTIVES. THE REGISTRATIONS AND MEMBERSHIPS DESCRIBED IN THIS PROSPECTUS MUST NOT BE CONSIDERED AS CONSTITUTING ANY SUCH APPROVAL OR ENDORSEMENT. LIKEWISE, NO COMMODITY EXCHANGE HAS GIVEN OR WILL GIVE ANY SUCH APPROVAL OR ENDORSEMENT.

                            PLAN OF DISTRIBUTION

The Units are being offered and sold through Futures Investment Company ("Selling Agent" or "FIC"), 5916 N. 300 West, Fremont, Indiana 46737, an NASD registered broker dealer and other broker dealers selected by the General Partner, on a best efforts basis. Ms. Pacult, the sole shareholder, director, and officer of the General Partner and her husband, Mr. Michael Pacult, are the sole owners and are also registered representatives of FIC and they will earn sales and trailing commissions as a result of the Units they sell and service. A best efforts basis means there is no requirement that the General Partner or any broker dealer (sometimes referred to as the underwriter) to purchase any unsold Units, and no person or entity, including the General Partner and the broker dealer have any obligation, currently or are expected at any time in the future, to purchase any unsold Units. In addition, the General Partner may, in its sole discretion, terminate this offering of Units at anytime. There will be a selling commission of six percent (6%) paid to the broker dealers selected, from time to time, to sell Units. FIC, the broker dealer, is an Illinois corporation which was incorporated on December 6, 1983. Its registration as a fully disclosed broker dealer with the NASD became effective on July 28, 1997. The principal business functions of the broker dealer are currently the offering and trading of securities and commodities as a CFTC registered introducing broker. It is contemplated that the broker dealer will participate in the offering of other commodity pools sponsored by the General Partner or other persons or entities in competition with the Partnership.

                                LEGAL MATTERS

LITIGATION AND CLAIMS

There have been no material administrative, civil or criminal actions against the General Partner (who is the Commodity Pool Operator), the principal of the General Partner, Ms. Pacult, the Commodity Trading Advisor, the Futures Commission Merchant, the Introducing Broker and Selling Agent, or any principal or any Affiliate of any of them, pending, on appeal, or concluded, threatened or otherwise known to them, within the five (5) years preceding the date of the Prospectus.

LEGAL OPINION

The Scott Law Firm, P.A., 5121 Sarazen Drive, Hollywood, FL 33021, serves as general counsel to the Partnership and the General Partner in regard to the offering of Units and the preparation of the Prospectus, this Amendment, the legality of the Units offered, and the classification of the Partnership as a partnership for tax purposes. In addition, the Firm will advise the Partnership and its General Partner, from time to time, in regard to the maintenance of the tax status of the Partnership and the legality of subsequent offers, if any, of sale of Units to and transfers by investors.
The General Partner has granted the right to the Law Firm to employ other law firms to assist in specific matters which may now, or in the future, relate to the sale of Units or the operation of the Partnership.

The Scott Law Firm, P.A. will not provide legal advice to any potential investors or any Partners, other than the General Partner, in regard to this offering. All parties other than the General Partner should seek investment, legal, and tax advice from counsel of their choice.

                                    EXPERTS

The financial Statements of the Partnership as of December 31, 1996 and December 31, 1997 and the financial statements of the General Partner as of December 31, 1996 included in this Supplement have been audited by Frank L. Sassetti, & Co., 6611 West North Avenue, Oak Park, IL 60302, as indicated in their reports included with each such statement. Such financial statements have been included herein and in any filings to the SEC, CFTC, NFA, and selected state administrators, relying upon the authority of Frank L. Sassetti, & Co., as experts in accounting and auditing, in giving said respective reports. Durland & Company, P.A., Certified Public Accountants, 340 Royal Palm Way, Suite 201, Palm Beach, FL 33480, were responsible for the audit of the Partnership for the year ended December 31, 1997. The accountant who established and maintains the original books and records for the Partnership and handles the journal entries, prepares the monthly and annual statements of account and financial statements, and prepares the Partnership K-1s, is Mr. James Hepner, certified public accountant, 1824 N. Normandy, Chicago, IL 60635. The General Partner will prepare and file the Federal and applicable state tax returns for the Partnership. The General Partner is required by CFTC rules and regulations to send monthly, unaudited, and annual statements of account and financial statements, audited by an independent certified public accountant, for the Partnership to each Partner. The unaudited monthly statements will be sent as soon as practicable after the end of each month and the audited annual financial statements will be sent within 90 days after the end of each calendar year.

                            ADDITIONAL INFORMATION

The Partnership, by its General Partner, has filed a Registration Statement on Form S-1 and Post Effective Amendments to its Registration Statement with the Securities and Exchange Commission with respect to the issuance and sale of the limited partnership interests (the "Units") under the Securities Act of 1933. The Prospectus and this Amendment do not contain all of the information set forth in the Form S-1 filing, as amended, and reference is made to said Form S-1, all amendments, and the Exhibits thereto (for example, the Selling Agreement and the Customer Agreement). The description contained in the Prospectus and this Supplement to the exhibits to the Registration Statement are summaries. For further information regarding the Partnership and the Units offered, the Prospectus, this Supplement, including the Exhibits and other documents filed and periodic reports, may be inspected, without charge, and copied at the public reference facilities of the Securities and Exchange Commission at 450 Fifth Street, NW, Washington, D.C. 20549 and at its Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048; and Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and copies of all or any part of this filing can be obtained by mail from the Securities and Exchange Commission, at such offices, upon payment of the prescribed rates. This document and other electronic filings made through the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system are publicly available through the Commission's Web site (http://www.sec.gov).

In addition, the books and records for the Partnership are maintained for six years at 5916 N. 300 West, Fremont, Indiana 46737 with a duplicate set maintained at the offices of Mr. James Hepner, Certified Public Accountant, at 1824 N. Normandy, Chicago, IL 60635, (312) 804-0074. Prospective investors are invited to review any materials available to the General Partner relating to the Partnership; the operations of the Partnership; this offering; the commodity experience and trading history of the CTA; the General Partner and the commodity brokers and their respective officers, directors and affiliates; the advisory agreements between the Partnership and the CTA; the Customer Agreements between the Partnership and the Commodity Brokers for the Partnership; the Disclosure Documents of the CTA; the forms filed with the NFA for any registered entity or person related to the Partnership; and any other matters relating to this offering, the operation of the Partnership, or the laws applicable to the offering or the Partnership. The officer and staff of the General Partner will answer all reasonable inquiries from prospective investors relating thereto. All such materials will be made available at any mutually convenient location at any reasonable hour after reasonable prior notice. The General Partner will afford prospective investors the opportunity to obtain any additional information necessary to verify the accuracy of any representations or information set forth in the Prospectus, this Supplement or any exhibits attached thereto to the extent that the Partnership or the General Partner possess such information or can acquire it without unreasonable effort or expense. Such review is limited only by the proprietary and confidential nature of the trading systems to be utilized by the CTA and by the confidentiality of certain personal information relating to investors.

        [The balance of this page has been intentionally left blank]

*******************************************************************************
                      FREMONT FUND, LIMITED PARTNERSHIP
                      (An Indiana Limited Partnership)

               FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996
                       (With Auditors' Report Thereon)

                              GENERAL PARTNER:
                        Pacult Asset Management, Inc.
                               2990 West 120
                          Fremont, Indiana  46737

                      FREMONT FUND, LIMITED PARTNERSHIP
                      (An Indiana Limited Partnership)

                   YEARS ENDED DECEMBER 31, 1997 AND 1996




                             TABLE OF CONTENTS


                                                                Page

 Independent Auditors' Report                                    F-1

Financial Statements -
   Balance Sheet                                                 F-2

   Statement of Operations                                       F-3

   Statement of Partners' Equity                                 F-4

   Statement of Cash Flows                                       F-5

   Notes to Financial Statements                              F-6 - F-10

                            Frank L. Sassetti & Co.
                         Certified Public Accountants



To The Partners
Fremont Fund, Limited Partnership
Fremont, Indiana


                         INDEPENDENT AUDITORS' REPORT


     We have audited the accompanying balance sheets of FREMONT FUND, LIMITED PARTNERSHIP as of December 31, 1997 and 1996, and the related statements of operations, partners' equity and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of FREMONT FUND, LIMITED PARTNERSHIP as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


Accountants:                            Frank L. Sassetti & Co.
                                        Certified Public Accountants


Date:  June 8, 1998                     By: s/Frank L. Sassetti & Co.
                                            Frank L. Sassetti & Co.
                                            Certified Public Accountants

                      FREMONT FUND, LIMITED PARTNERSHIP
                      (An Indiana Limited Partnership)

                                BALANCE SHEET

                         DECEMBER 31, 1997 AND 1996


                                   ASSETS


                                                   1997           1996

Cash  (Note 7)                                   $ 36,029       $161,388
United States Treasury Obligations (Note 6)       833,160        362,652
Accrued interest receivable                         8,754          2,379
Equity in Commodity Futures Trading Accounts -
  Cash (Note 6)                                   116,594        276,415
  Net unrealized gain (loss) on open
   commodity futures contracts  (Note 8)           (2,880)        17,889
Organization costs, net of amortization (Note 1)      915          2,135

                                                 $992,572       $822,858


                      LIABILITIES AND PARTNERS' EQUITY

LIABILITIES
  Accrued commissions payable                    $ 12,666       $ 14,062
  Accrued management fees payable                   6,544          1,834
  Accrued incentive fees payable                    1,716
  Accrued accounting fees payable                   2,023            734
  Accrued auditing fees payable                     3,500
  Due to general partner                            1,661         10,860
  Partner redemptions payable                      11,922

  Total Liabilities                                38,316         29,206


PARTNERS' CAPITAL
  Limited partners - (1,207.47 units and
   876.34 units in 1997 and 1996, respectively)   932,082        768,498
  General partner - (25 units)                     22,174         25,154

  Total Partners' Capital                         954,256        793,652


                                                 $992,572       $822,858


                 The accompanying notes are an integral part
                         of the financial statements.

                      FREMONT FUND, LIMITED PARTNERSHIP
                      (An Indiana Limited Partnership)

                           STATEMENT OF OPERATIONS

                FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


                                                   1997           1996
 REVENUES
  Realized loss from trading on futures       $  (1,667)       $   (57)
  Realized gain from trading options             24,413
  Realized gain on exchange rate fluctuation        335             28
  Changes in unrealized gains on open commodity
   futures contracts                            (20,769)        17,861
  Interest income                                49,620          6,259
  Redemption penalty income                         236

            Total Revenues                       52,168         24,091


 EXPENSES
  Commissions                                   112,058          8,542
  Management fees                                57,264          4,492
  Incentive fees                                  1,717
  Professional accounting and legal fees         27,137          1,499
  Other operating and administrative expenses     1,382            637
  Amortization of organization costs              1,220            305

             Total Expenses                     199,061         17,192


NET INCOME (LOSS)                             $(146,893)       $ 6,899


NET INCOME (LOSS) -
  Limited partnership unit                    $ (119.19)       $  7.65

  General partnership unit                    $ (119.19)       $  7.65



                 The accompanying notes are an integral part
                         of the financial statements.

                      FREMONT FUND, LIMITED PARTNERSHIP
                      (An Indiana Limited Partnership)

                        STATEMENT OF PARTNERS' EQUITY

                FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996



                          Limited        General          Total
                          Partners       Partners    Partners' Equity
                       Amount   Units  Amount  Units  Amount   Units
Balance -
  December 31, 1995   $    963      1  $   963    1   $  1,926      2

Additions of
  899.34 units         760,827    875   24,000   24    784,827    899

Net income               6,708             191           6,899

Balance -
  December 31, 1996    768,498    876   25,154   25    793,652    901


Additions of 362 units 331,221    362                  331,221    362

Withdrawals of
  31 units             (23,724)   (31)                 (23,724)   (31)

Net loss              (143,913)         (2,980)       (146,893)


Balance -
  December 31, 1997   $932,082  1,207  $22,174   25   $954,256  1,232


Value per unit at December 31, 1997                           $774.26

Total partnership units at
  December 31, 1997                                          1,232.47

Value per unit at December 31, 1996                           $880.53

Total partnership units at
  December 31, 1996                                            901.34


                 The accompanying notes are an integral part
                         of the financial statements.

                      FREMONT FUND, LIMITED PARTNERSHIP
                      (An Indiana Limited Partnership)

                          STATEMENT OF CASH FLOWS

                FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


                                                  1997           1996

 CASH FLOWS FROM OPERATING ACTIVITIES
 Net income (loss)                             $(146,893)     $   6,899
   Adjustments to reconcile net income to
    net cash provided by operating
    activities -
     Amortization of organization costs            1,220            305
     Changes in operating assets and
      liabilities -
       (Increase) decrease  in Equity in
        Commodity Future Trading Accounts        180,590       (294,304)
       Increase in accrued interest receivable    (6,375)        (2,379)
       Increase in U. S. Treasury Obligations   (470,508)      (362,652)
       Increase (decrease) in accrued
        commissions payable                       (1,396)        14,062
       Increase in management and incentive
        fees payable                               2,994          3,550
       Increase in accounting fees payable         1,289            734
       Increase in auditing fees payable           3,500
       Increase in due to partners                 2,723         10,860

               Net Cash Used in
                 Operating Activities           (432,856)      (622,925)


CASH FLOWS FROM INVESTING ACTIVITIES
  Increase in organization costs                                 (2,440)


CASH FLOWS FROM FINANCING ACTIVITIES
  Gross proceeds from sale of units              352,363        830,327
  Syndication and registration costs             (21,142)       (45,500)
  Partner redemptions                            (23,724)

               Net Cash Provided by
                 Financing Activities            307,497        784,827

 NET INCREASE (DECREASE) IN CASH                (125,359)       159,462

 CASH -
   Beginning of period                           161,388          1,926

   End of period                               $  36,029      $ 161,388



                 The accompanying notes are an integral part
                         of the financial statements.

                      FREMONT FUND, LIMITED PARTNERSHIP
                      (An Indiana Limited Partnership)

                        NOTES TO FINANCIAL STATEMENTS

                         DECEMBER 31, 1997 AND 1996


1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Fremont Fund, Limited Partnership (the Fund) was formed January 12, 1995.
The Fund is engaged in speculative trading of futures contracts in commodities. Pacult Asset Management, Inc. is the General Partner and the commodity pool operator (CPO) of Fremont Fund, Limited Partnership. The commodity trading advisor (CTA) is Michael J. Frischmeyer, who has the authority to trade so much of the Fund's equity as is allocated to him by the General Partner.

Income Taxes - In accordance with the generally accepted method of presenting partnership financial statements, the financial statements do not include assets and liabilities of the partners, including their obligation for income taxes on their distributive shares of the net income of the Fund or their rights to refunds on its net loss.

Organizational Costs - Organizational costs are capitalized and amortized over twenty-four months on a straight line method starting when operations began, payable from profits or capital subject to a 2% annual capital limitation. All organizational costs paid to date have been capitalized. Amortization expense of $1,220 and $305 was recorded for the year ended December 31, 1997 and 1996, respectively.

Registration Costs - Costs incurred for the initial registration with the Securities and Exchange Commission, National Association of Securities Dealers, Inc., Commodity Futures Trading Commission, National Futures Association (the "NFA") and the states where the offering was made were accumulated, deferred and charged against the gross proceeds of offering at the initial closing. Recurring registration costs, if any, will be charged to expense as incurred.

Revenue Recognition - Commodity futures contracts are recorded on the trade date and are reflected in the accompanying Balance Sheet at the difference between the original contract amount and the market value on the last business day of the reporting period.

Market value of commodity futures contracts is based upon exchange closing quotations.

                      FREMONT FUND, LIMITED PARTNERSHIP
                      (An Indiana Limited Partnership)

                        NOTES TO FINANCIAL STATEMENTS

                         DECEMBER 31, 1997 AND 1996



1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

Use of Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Statement of Cash Flows - Net cash provided by operating activities includes no cash payments for interest or income taxes for the years ended December 31, 1997 and 1996 since the Fund has no debt nor pays federal income taxes. For purposes of the Statement of Cash Flows, the Fund considers only cash and money market funds to be cash equivalents.


2. GENERAL PARTNER DUTIES

The responsibilities of the General Partner, in addition to directing the trading and investment activity of the Fund, include executing and filing all necessary legal documents, statements and certificates of the Fund, retaining independent public accountants to audit the Fund, employing attorneys to represent the Fund, reviewing the brokerage commission rates to determine reasonableness, maintaining the tax status of the Fund as a limited partnership, maintaining a current list of the names, addresses and numbers of units owned by each Limited Partner and taking such other actions as deemed necessary or desirable to manage the business of the Partnership.


3. THE LIMITED PARTNERSHIP AGREEMENT

The Limited Partnership Agreement provides, among other things, that -

Capital Account - A capital account shall be established for each partner. The initial balance of each partner's capital account shall be the amount of the initial contributions to the partnership.

                      FREMONT FUND, LIMITED PARTNERSHIP
                      (An Indiana Limited Partnership)

                        NOTES TO FINANCIAL STATEMENTS

                         DECEMBER 31, 1997 AND 1996



3. THE LIMITED PARTNERSHIP AGREEMENT - CONTINUED

Monthly Allocations - Any increase or decrease in the Partnership's net asset value as of the end of a month shall be credited or charged to the capital account of each Partner in the ratio that the balance of each account bears to the total balance of all accounts.

Any distribution from profits or partners' capital will be made solely at the discretion of the General Partner.

Allocation of Profit and Loss for Federal Income Tax Purposes - As of the end of each fiscal year, the Partnership's realized capital gain or loss and ordinary income or loss shall be allocated among the Partners, after having given effect to the fees of the General Partner and the Commodity Trading Advisor and each Partner's share of such items are includable in the Partner's personal income tax return.

Redemption - No partner may redeem or liquidate any Units until six months after the commencement of trading. A Limited Partner may withdraw any part or all of his units from the Partnership at the Net Asset Value per Unit as of the last day of any month on ten days prior written notice to the General Partner. A redemption fee payable to the Partnership of a percentage of the value of the redemption request bears the following schedule.

   * 4% if such request is received prior to the nineteenth day of the twelfth month after the commencement of trading.

   * 3% if such request is received during the next seven to twelve months.

   * 2% if such request is received during the next thirteen to eighteen months.

   * 1% if such request is received during the next nineteen to twenty-four months.

   * 0% thereafter.

                      FREMONT FUND, LIMITED PARTNERSHIP
                      (An Indiana Limited Partnership)

                        NOTES TO FINANCIAL STATEMENTS

                         DECEMBER 31, 1997 AND 1996



4. FEES

The Fund is charged the following fees on a monthly basis since the commencement of trading on November 14, 1996.

   * A management fee of 4% (annual rate) of the Fund's net assets allocated to the CTA to trade will be paid to the CTA and 2% of equity to the Fund's General Partner.

   * An incentive fee of 15% of "new trading profits" will be paid to the CTA. "New trading profits" includes all income earned by the CTA and expense allocated to his activity. In the event that trading produces a loss, no incentive fees will be paid and all losses will be carried over to the following months until profits from trading exceed the loss.

   * The Fund will pay fixed commissions of 12% (annual rate) of net assets, payable monthly, to the Introducing Broker affiliated with the General Partner. The Affiliated Introducing Broker will pay the costs to clear the trades to the futures commission merchant and all PIT Brokerage costs which shall include the NFA and exchange fees.


5. REALIZED GAIN ON EXCHANGE RATE FLUCTUATIONS

The Fund is investing in certain foreign currency futures contracts. The difference in the exchange rates from the trade date to the end of the fiscal year is being recorded as a realized gain or loss on exchange rate fluctuation.


6. PLEDGED ASSETS

The U. S. Treasury Obligations and cash in trading accounts are pledged as collateral for commodities trading on margin.

                      FREMONT FUND, LIMITED PARTNERSHIP
                      (An Indiana Limited Partnership)

                        NOTES TO FINANCIAL STATEMENTS

                         DECEMBER 31, 1997 AND 1996



7. CONCENTRATIONS OF CREDIT RISK

The Fund maintains its cash balances at a high credit quality financial institution. The balances may, at times, exceed federally insured credit limits.


8. OFF BALANCE SHEET RISK

As discussed in Note 1, the Fund is engaged in speculative trading of futures contracts in commodities. The carrying amounts of the Fund's financial instruments and commodity contracts generally approximate their fair values at December 31. Open commodity contracts had a gross contract value of $272,220 on long positions at December 31, 1997 and $3,891,594 on long positions and $180,775 on short positions at December 31, 1996.

Although the gross contract values of open commodity contracts represent market risk, they do not represent exposure to credit risk, which is limited to the current cost of replacing those contracts in a gain position. The unrealized gain (loss) on open commodity future contracts at December 31, 1997 and 1996 was $(2,880) and $17,889, respectively.

******************************************************************************
                       Fremont Fund, Ltd. Partnership
                      (An Indiana Limited Partnership)
                               Balance Sheet
                           as of June 30, 1998

                                  ASSETS

                                                      6/30/98     6/30/98

Cash        (Note 7)                                50,401.40     50,401.40
United States Treasury Obligations  (Note 6)       586,169.79    586,169.79
Accrued Interest Receivable                          8,349.47      8,349.47
Equity in Commodity Futures Trading Accounts -
   Cash   (Note 6)                                  71,809.49     71,809.49
   Net Unrealized Gain on Open Commodity
     Futures & Options Contracts   (Note 8)          1,250.00      1,250.00
   Interest Due From Broker                            159.70        159.70
Organization Costs, Net of Amortization (Note 1)     1,545.20      1,545.20

              Total Assets                         719,685.05    719,685.05

                      LIABILITIES AND PARTNERS' EQUITY

Liabilities:
   Accrued Commissions Payable                           0.00          0.00
   Accrued Management and Incentive Fees            14,458.88     14,458.88
   Accrued Accounting Fees                          14,310.76     14,310.76
   Due to General Partner                            8,478.31      8,478.31
   Partner Redemptions Payable                      42,714.16     42,714.16

              Total Liabilities                     79,962.11     79,962.11

Partners' Capital:
   Limited Partners - (1,103.83) Units)            619,361.57    619,361.57
   General Partner - ( 30.13 Units )                20,361.37     20,361.37

              Total Partners' Capital              639,722.94    639,722.94

      Total Liabilities And Partners' Capital      719,685.05    719,685.05


  The accompanying notes are an integral part of the financial statements.

                       Fremont Fund, Ltd. Partnership
                      (An Indiana Limited Partnership)
                          Statement of Operations
                  for the Quarter Ended June 30, 1998 and
                             Year to Date 1998


                                                          2nd         YTD
                                                       Qtr, 1998     1998
REVENUES:

Realized Gain From Trading on Futures & Options      (27,669.87)  (32,495.75)
Changes in Value of Open Commodity Futures Positions (21,278.62)    4,130.00
Interest Income                                       10,310.51    21,746.76
Redistribution of O&O Costs                            1,545.04     1,902.71
Realized Gain from Exchange Fluctuations                (147.99)     (296.04)
Total Revenues                                       (37,240.93)   (5,012.32)

EXPENSES:

Commissions                                           27,166.59    54,901.44
Management and Incentive Fees                         12,855.22    26,849.98
Professional Accounting and Legal Fees                 6,591.91    12,790.66
Amortization of Organization Costs                      (579.51)    (525.87)

       Total Expenses                                 46,034.21    94,016.21

                Net Loss                             (83,275.14)  (99,028.53)


   Net Loss :

       Per Limited Partnership Unit                      (87.96)     (104.60)
       Per General Partnership Unit                      (87.96)     (104.60)


   The accompanying notes are an integral part of the financial statements.

                       FREMONT FUND, LIMITED PARTNERSHIP
                       (An Indiana Limited Partnership)

                         NOTES TO FINANCIAL STATEMENTS
                       for the Period Ended June 30, 1998
                                  (Unaudited)

1.      NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

            Fremont Fund, Limited Partnership (the Fund) was formed January 12, 1995. The Fund is engaged in speculative trading of futures contracts in commodities. Pacult Asset Management, Inc. is the General Partner and the commodity pool operator (CPO) of Fremont Fund, Limited Partnership. During the period from January 1 through May 31, 1998, Michael J. Frischmeyer was the sole commodity trading advisor (CTA) to the Fund. Effective June 1, 1998, EPIC Trading was appointed to serve as co-CTA and was allocated 40% of the equity to trade and the percent assigned to Frischmeyer was adjusted to 60%. The CTAs have the authority to trade so much of the Fund's equity as is allocated to them by the General Partner.

      Income Taxes - In accordance with the generally accepted method of presenting partnership financial statements, the financial statements do not include assets and liabilities of the partners, including their obligation for income taxes on their distributive shares of the net income of the Fund or their rights to refunds on its net loss.

      Organizational Costs - Organizational costs are capitalized and amortized over twenty-four months on a straight line method starting when operations began, payable from profits or capital subject to a 2% annual capital limitation. All organizational costs paid to date have been capitalized. Amortization expense of $1,115 was recorded for the year ended December 31, 1997, and ($580) during the first half of 1998 after adjustments.

      Registration Costs - Costs incurred for the initial registration with the Securities and Exchange Commission, National Association of Securities Dealers, Inc., Commodity Futures Trading Commission, National Futures Association (the "NFA") and the states where the offering was made were accumulated, deferred and charged against the gross proceeds of offering at the initial closing. Recurring registration costs, if any, will be charged to expense as incurred.

      Revenue Recognition - Commodity futures contracts are recorded on the trade date and are reflected in the accompanying Balance
Sheet at the difference between the original contract amount and the market value on the last business day of the reporting period. Market value of commodity futures contracts is based upon exchange or other applicable market best available closing quotations.

                       FREMONT FUND, LIMITED PARTNERSHIP
                       (An Indiana Limited Partnership)

                         NOTES TO FINANCIAL STATEMENTS
                       for the Period Ended June 30, 1998
                                  (Unaudited)


1.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

      Use of Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

2.      GENERAL PARTNER DUTIES

            The responsibilities of the General Partner, in addition to directing the trading and investment activity of the Fund, include executing and filing all necessary legal documents, statements and certificates of the Fund, retaining independent public accountants to audit the Fund, employing attorneys to represent the Fund, reviewing the brokerage commission rates to determine reasonableness, maintaining the tax status of the Fund as a limited partnership, maintaining a current list of the names, addresses and numbers of units owned by each Limited Partner and taking such other actions as deemed necessary or desirable to manage the business of the Partnership.


3.      THE LIMITED PARTNERSHIP AGREEMENT

            The Limited Partnership Agreement provides, among other things, that -

      Capital Account - A capital account shall be established for each partner. The initial balance of each partner's capital account shall be the amount of the initial contributions to the partnership.

                       FREMONT FUND, LIMITED PARTNERSHIP
                       (An Indiana Limited Partnership)

                         NOTES TO FINANCIAL STATEMENTS
                       for the Period Ended June 30, 1998
                                  (Unaudited)



3.      THE LIMITED PARTNERSHIP AGREEMENT - CONTINUED

      Monthly Allocations - Any increase or decrease in the Partnership's net asset value as of the end of a month shall be credited or charged to the capital account of each Partner in the ratio that the balance of each account bears to the total balance of all accounts.

            Any distribution from profits or partners' capital will be made solely at the discretion of the General Partner.

      Allocation of Profit and Loss for Federal Income Tax Purposes - As of the end of each fiscal year, the Partnership's realized capital gain or loss and ordinary income or loss shall be allocated among the Partners, after having given effect to the fees of the General partner and the Commodity Trading Advisor and each Partner's share of such items are includable in the Partner's personal income tax return.

      Redemption - No partner may redeem or liquidate any Units until after the lapse of six months from the date of the investment. Thereafter, a Limited Partner may withdraw, subject to certain restrictions, any part or all of his Units from the Partnership at the Net Asset Value per Unit on the last day of any month on ten days prior written request to the General Partner. A redemption fee payable to the Partnership of a percentage of the value of the redemption request is charged during the first 24 months of investment pursuant to the following schedule:

            * 4% if such request is received ten days prior to the last trading day of the month in which the redemption is to be effective the sixth month after the date of the investment in the Fund.

            * 3% if such request is received during the next seven to twelve months after the investment.

            * 2% if such request is received during the next thirteen to eighteen months.

            * 1% if such request is received during the next nineteen to twenty-four months.

            *      0%,  thereafter.

                       FREMONT FUND, LIMITED PARTNERSHIP
                       (An Indiana Limited Partnership)

                         NOTES TO FINANCIAL STATEMENTS
                       for the Period Ended June 30, 1998
                                  (Unaudited)


4.      FEES

                        The Fund is charged the following fees on a monthly basis since the commencement of trading on November 14, 1996.

            * A management fee of 4% (annual rate) of the Fund's net assets allocated to the CTA to trade will be paid to the CTA and 2% of equity to the Fund's General Partner.

            * An incentive fee of 15% of "new trading profits" will be paid to the CTA. "New trading profits" includes all income earned by the CTA and expense allocated to his activity. In the event that trading produces a loss, no incentive fees will be paid and all losses will be carried over to the following months until profits from trading exceed the loss.

            * The Fund will pay fixed commissions of 12% (annual rate) of net assets, payable monthly, to the Introducing
Broker affiliated with the General Partner.  The Affiliated
Introducing Broker will pay the costs to clear the trades to the futures commission merchant and all PIT Brokerage costs which shall include the NFA and exchange fees.


5.      REALIZED GAIN ON EXCHANGE RATE FLUCTUATIONS

                        The Fund is investing in certain foreign currency futures contracts. The difference in the exchange rates from the trade date to the end of the fiscal year is being recorded as a realized gain or loss on exchange rate fluctuation. The valuations are at published or best available contract market prices as of the close on the last trading day of the period.


6.      PLEDGED ASSETS

                        The U. S. Treasury Obligations and cash in trading accounts are pledged, from time to time, as collateral for commodities trading on margin.

                       FREMONT FUND, LIMITED PARTNERSHIP
                       (An Indiana Limited Partnership)

                         NOTES TO FINANCIAL STATEMENTS
                       for the Period Ended June 30, 1998
                                  (Unaudited)



7.      CONCENTRATIONS OF CREDIT RISK

                        The Fund maintains a substantial portion of its cash balances at The Chicago Corporation, the futures commission merchant where the commodity trading advisor places trades pursuant to the terms of the account documents and the power of attorney granted to the commodity trading advisor. These balances may, at times, exceed federally insured credit limits and also be subject to unilateral retention by the futures commission merchant in the event of a dispute.


8.      OFF BALANCE SHEET RISK

                        As discussed in Note 1, the Fund is engaged in speculative trading of futures on option contracts in commodities. The carrying amounts of the Fund's financial instruments and commodity contracts generally approximate their fair values at the end of the reporting period. The Fund computes the gross contract values on open commodity contracts as of December 31 of each year for inclusion in the annual audited reports.

                        Although the gross contract values of open commodity contracts represent market risk, they do not represent exposure to credit risk, which is limited to the current cost of replacing those contracts in a gain position. The Fund also computes unrealized gain on open commodity future contracts as of December 31 each year.

******************************************************************************
                        PACULT ASSET MANAGEMENT, INC.

                            FINANCIAL STATEMENTS

                   YEARS ENDED DECEMBER 31, 1996 AND 1995

                        PACULT ASSET MANAGEMENT, INC.

                   YEARS ENDED DECEMBER 31, 1996 AND 1995


                              TABLE OF CONTENTS


                                                        Page

Independent Auditors' Report                            1

Financial Statements -

        Balance Sheet                                   2

	  Statement of Income and Retained Earnings       3

        Statement of Cash Flows                         4

        Notes to Financial Statements                 5 - 6

                           Frank L. Sassetti & Co.
                        Certified Public Accountants

To The Shareholders
Pacult Asset Management, Inc.
Fremont, Indiana


                        INDEPENDENT AUDITORS' REPORT

We have audited the accompanying balance sheets of PACULT ASSET MANAGEMENT, INC. as of December 31, 1996 and 1995, and the related statements of income and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of PACULT ASSET MANAGEMENT, INC. as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

                                       Frank L. Sassetti & Co.

February 19, 1996
Oak Park, Illinois

                        PACULT ASSET MANAGEMENT, INC.

                               BALANCE SHEET

                         DECEMBER 31, 1996 AND 1995

                                  ASSETS

                                        1996            1995
CURRENT ASSETS
  Cash                                  $ 60,196        $ 62,445
  Due from Fremont Fund (Note 2)          10,860          34,204
                                        --------        --------
                                          71,056          96,649

  Investments (Note 3)                    26,410           1,000
                                        --------        --------
                                        $ 97,466        $ 97,649


                    LIABILITIES AND STOCKHOLDER'S EQUITY

LIABILITIES
  Current Liabilities
    Accrued interest payable            $  6,500        $    500

  Long-Term Debt  (Note 4)               100,000         100,000

  Stockholder's Equity
    Capital stock (common 1,500 shares
     authorized, no par value; 1,000
     issued and outstanding)               1,000           1,000
    Accumulated deficit                  (10,034)         (3,351)
                                        ---------       ---------
    Total Stockholder's Equity            (9,034)         (2,351)

                                        $ 97,466        $ 97,649

                 The accompanying notes are an integral part
                        of the financial statements

                        PACULT ASSET MANAGEMENT, INC.

                STATEMENT OF INCOME AND RETAINED EARNINGS

                         DECEMBER 31, 1996 AND 1995


                                       1996              1995
                                    -----------      -----------
REVENUES                                $1,645        $________

EXPENSES (Note 4)
  Registration and dues                                     670
  Professional accounting, legal and
   audit fees                              858            2,199
  Licenses and fees                      1,154              160
  Other administrative expenses            226
  Interest expense                       6,500
                                       --------         --------
    Total Expenses                       8,738            3,029

NET INCOME (LOSS) BEFORE EQUITY
  IN LIMITED PARTNERSHIP                (7,093)

EQUITY IN LIMITED PARTNERHSIP (NOTE 3)     410
                                       --------         --------
NET INCOME (LOSS)                       (6,683)          (3,029)

ACCUMULATED DEFICIT
  Beginning of period                   (3,351)            (322)

  End of period                       $(10,034)         $(3,351)

                 The accompanying notes are an integral part
                        of the financial statements

                        PACULT ASSET MANAGEMENT, INC.

                          STATEMENT OF CASH FLOWS

                         DECEMBER 31, 1996 AND 1995


                                            1996              1995
                                         -----------      -----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                        $ (6,683)        $ (3,029)
    Adjustments to reconcile net (loss)
     to net cash used in operating
     activities -
       Equity in limited partnership           (410)
       Changes in operating assets and
         liabilities -
         Increase in accrued interest
           payable                            6,500
                                            --------         --------
         Net Cash (Used In)
          Operating Activities                 (593)          (3,029)


CASH FLOWS FROM INVESTING ACTIVITIES
  (Increase) decrease in due from
    Fremont Fund                             23,344          (28,204)
  Purchase of investment interest in
   limited partnership                       25,000           (1,000)
                                            --------         --------
         Net Cash (Used In)
          Investing Activities               (1,656)         (29,204)


CASH FLOWS FROM FINANCING ACTIVITIES
  (Decrease) increase in advances
   from stockholder                                          (10,000)
  Loan proceeds from stockholder            ________         100,000

         Net Cash Provided by
          Financing Activities              ________          90,000
                                            --------         --------
NET INCREASE (DECREASE) IN CASH              (2,249)          57,767

CASH -
  Beginning of period                        62,445            4,678

  End of period                             $60,196         $ 62,445


                 The accompanying notes are an integral part
                        of the financial statements

                        PACULT ASSET MANAGEMENT, INC.

                        NOTES TO FINANCIAL STATEMENTS

                         DECEMBER 31, 1996 AND 1995

1.	NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Pacult Asset Management, Inc. (the Company) was formed primarily to act as general partner of the Fremont Fund, Limited Partnership (the Fund).

The responsibilities of the General Partner, in addition to directing the trading and investment activity of the Fund, include executing and filing all necessary legal documents, statements and certificates of the Fund, retaining independent public accountants to audit the Fund, employing attorneys to represent the Fund, reviewing the brokerage commission rates to determine reasonableness, maintaining the tax status of the Fund as a limited partnership, maintaining a current list of the names, addresses and numbers of units owned by each Limited Partner and taking such other actions as deemed necessary or desirable to manage the business of the Partnership.

Use of Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Statement of Cash Flows - Net cash provided by operating activities includes no cash payment for interest nor income taxes for the years ended December 31, 1996 and 1995.


2.	CORPORATE AFFILIATION

The Company's sole shareholder is also a joint owner of Futures Investment Company. In addition, the Company is the general partner of Fremont Fund, a limited partnership. During 1994, Futures Investment Company advanced $9,000 to the Company, and Ms. Shira Pacult, sole principal to the Company, advanced $18,000 to the Company. These advances were not collateralized, bore no interest and were repaid in 1995.

                        PACULT ASSET MANAGEMENT, INC.

                        NOTES TO FINANCIAL STATEMENTS

                         DECEMBER 31, 1996 AND 1995


2.	CORPORATE AFFILIATION - CONTINUED

Also, the Company, in its capacity as general partner, had been advancing the organization, registration and syndication costs of Fremont Fund. In addition, the Company receives a management fee of 2% of the equity of the Fund. As of December 31, 1996, the Fund owed the Company $10,860 in advanced costs of the Fund and unpaid management fees. These funds are not collateralized and bear no interest.


3.	INVESTMENTS

During 1995, the Company purchased an interest as the general partner in a limited partnership with an initial investment of $1,000. During 1996, the Company purchased one limited partner unit of the limited partnership for $1,000 and made an additional $24,000 investment in the partnership as general partner. The investments are being accounted for under the equity method and earned $410 in equity during the year.


4.	LONG-TERM DEBT

The Company and its sole shareholder signed a subordinated loan agreement on April 26, 1995, whereby the Company can borrow up to $265,000 from the shareholder. The loan agreement bears interest at the rate of 6% per annum and is payable on or before January 12, 2017. On November 28, 1995, the Company borrowed $100,000 against this commitment, which will mature January 12, 2017, in part to fund the expenses of the Company and to advance proceeds to the limited partnership.

*******************************************************************************
                           PACULT ASSET MANAGEMENT
                               FREMONT, INDIANA



                         AUDITED FINANCIAL STATEMENTS



                               DECEMBER 31, 1997

                        Pacult Asset Management, Inc.

                               Table of Contents

Independent Auditors' Report...........................................F-2

Balance Sheet..........................................................F-3

Statement of Operations................................................F-4

Statement of Stockholder's Equity......................................F-5

Statement of Cash Flows................................................F-6

Notes to Financial Statements..........................................F-7

                               DURLAND & COMPANY

                         CERTIFIED PUBLIC ACCOUNTANTS
                          A PROFESSIONAL ASSOCIATION

                         340 ROYAL PALM WAY, SUITE 201
                             PALM BEACH, FL  33480
                         (561) 822-9995 * FAX 822-9942


To the Shareholders
Pacult Asset Management, Inc.
Fremont, Indiana

INDEPENDENT AUDITORS'REPORT

We have audited the accompanying balance sheet of Pacult Asset Management, Inc., (a Delaware Corporation) as of December 31, 1997, and the related statement of operations, stockholder's equity, and cash flows for the year then ended. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pacult Asset Management, Inc. as of December 31, 1997, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

s/ Durland & Company, CPAs, P.A.
Durland & Company, CPAs, P.A.

March 26, 1998 Palm Beach, Florida

                         PACULT ASSET MANAGEMENT, INC.
                                 Balance Sheet
                               December 31, 1997

ASSETS                                                    1997

Current Assets

  Cash                                                $   88,763
  Accrued interest receivable                                215
  Due from Fremont Fund                                    3,778
    Total current assets                                  92,756
  Investments in Freemont Fund, Limited Partnership       23,183
    Total investments                                     23,183

Total Assets                                             115,939


                      LIABILITIES AND STOCKHOLDER'S EQUITY

LIABILITIES

Current Liabilities
  Accrued interest payable                            $   18,500

Subordinated long term debt                              100,000

Total Liabilities                                        118,500

STOCKHOLDER'S EQUITY

Common stock, no par value (1,500 shares authorized,
  1,000 shares issued and outstanding)                     1,000
Accumulated deficit                                       (3,561)

Total Stockholder's Equity                                (2,561)

Total Liabilities and Stockholder's Equity            $  115,939



The accompanying notes are an integral part of the financial statements.

                         PACULT ASSET MANAGEMENT, INC.
                            Statement of Operations
                         Year ended December 31, 1997

                                                          1997

Revenues                                              $   24,050

Expenses
  Registration and dues                                      685
  Professional accounting, legal and audit fees            1,600
  Licenses, fees and taxes                                    65
  Interest expenses                                       12,000

Total expenses                                            14,350

Net income before loss of equity in limited partnership    9,700

Loss of equity in limited partnership                     (3,227)

Net income                                               $ 6,473



The accompanying notes are an integral part of the financial statements.

                         PACULT ASSET MANAGEMENT, INC.
                      Statement of Stockholder's Equity
                         Year ended December 31, 1997

                                                                    Total
                       Number of   No Par Value   Accumulated   Stockholder's
                        Shares     Common Stock     Deficit        Equity

BEGINNING BALANCE,
  January 1, 1997       1,000       $  1,000      $ (10,034)       (9,034)

Net profit                  0              0          6,473         6,473

BALANCE,
December 31, 1997       1,000       $  1,000      $  (3,561)     $ (2,561)

The accompanying notes are an integral part of the financial statements.

                         PACULT ASSET MANAGEMENT, INC.
                            Statement of Cash Flows
                         Year ended December 31, 1997

                                                                  1997
Cash Flows from Operating Activities
  Net income                                                   $   6,473
  Adjustment to reconcile net to net cash used in operating
    activities - Loss of equity in limited partnership             3,227
  Changes in operating assets and liabilities
    (Increase) in accrued interest receivable                       (215)
    Decrease in due from Fremont Fund                              7,082
    Increase in accnied interest payable                          12,000

Net cash (used in) operating activities                           28,567

Cash Flows from 1nvesting Activities
  Net cash (used in) investing activities                              0

Cash Flows from financing activities
  Net cash provided by financing activities                            0

Net increase in cash                                              28,567

Cash
  Beginning of period                                             60,196

  End of period                                                   88,763



The accompanying notes are an integral part of the financial statements.

                         PACULT ASSET MANAGEMENT, INC.
                         Notes to Financial Statements
                               December 31, 1997

(1) Nature of Business and Significant Accounting Policies

THE COMPANY. Pacult Asset Management, Inc. (the Company) was formed on October 13, 1994 under the laws of the State of Delaware to act as general partner of the Fremont Fund, Limited Partnership (the Fund). The Fund is a publicly offered commodity pool. It is currently operating, but sales of Units were suspended in March, 1997. Sales of the Fund are expected to resume during 1998. In 1998, the Company became the general partner of Auburn Fund, Limited Partnership. Units in Auburn Fund are currently being offered as a private placement.

The responsibilities of the general partner, in addition to selection of the commodity trading advisors, include executing and filing all necessary legal documents, statements and certificates of the Fund, retaining independent public accountants to audit the Fund, employing attorneys to represent the Fund, reviewing the brokerage commission rates to determine reasonableness, maintaining the tax status of the Fund as a limited partnership, maintaining a current list of the names, addresses and numbers of units owned by each Limited Partner and taking such other actions as deemed necessary or desirable to manage the business of the Partnership.

a) USE OF ACCOUNTING ESTIMATES. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and effect the disclosure of contingent assets and liabilities at the date of the financial statements, and effect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

b) STATEMENT OF CASH FLOWS. There have not been cash payments for interest for the year ended December 31, 1997. The Company has elected to be treated as an S- Corporation for Federal and State tax purposes, and thus there is no provision for income taxes or benefits at the corporation level.

(2) CORPORATE AFFILIATION. The Company's sole shareholder is also owner of Ashley Capital Management, Inc., a Delaware corporation, formed to serve as the general partner of Atlas Futures Fund, Limited Partnership, which is to be offered as a public commodity pool. The sole shareholder is a joint owner of Futures Investment Company, an Illinois corporation, formed on December 6, 1983,( formerly CDTA, Inc.). Futures Investment Company serves as an introducing broker (commodities) to members of the public and, subsequently, for the commodity pools formed under the direction of Ms. Shira Del Pacult, the principal of the Company. In addition, the Company is the general partner of Fremont Fund, an Indiana limited partnership and Auburn Fund, a Delaware limited partnership, as discussed in note (1) above.

(3) INVESTMENTS. During 1995, the Company purchased its interest in the Fund with an initial investment of S 1,000. During 1996, the Company purchased one limited partner unit of the limited partnership for $ 1,000 arid made an additional $24,000 investment in the partnership as its general partner, These investments are being accounted for under the equity method. The Company reported its share of the Fund equity losses of $3,227 during the year.

(4) LONG-TERM DEBT. The Company and its sole shareholder signed a subordinated loan agreement on April 26, 1995, whereby the Company could borrow up to $265,000 from the shareholder until April 25, 1997. The underlying promissory note bears interest at tile rate of 12% per annum and is payable on or before January 12, 2017. The purpose of the loan arrangement was, in part, to fund the expenses of the Company and to advance proceeds to the limited partnership, and also to fulfill its obligation under applicable securities and tax laws requiring general partner capital.

*******************************************************************************
                                  APPENDIX I

                       COMMODITY TERMS AND DEFINITIONS

Identification of the parties and knowledge of various terms and concepts relating to trading in futures and forward contracts and this offering are necessary for a potential investor to identify the risks of investment in the Fund. Please refer to the Prospectus dated August 12, 1996, for a complete glossary. Following are definitions which supersede the definitions of those terms in the Prospectus:

"Futures Investment Company". The selling agent (the "Selling Agent") and introducing broker (the "IB"), 5916 N. 300 West, Fremont, IN 46737 which will introduce the trades to the FCM for a fixed commission of 12% of equity on deposit at the FCM allocated by the General Partner to trade. The principal of the General Partner, Ms. Shira Del Pacult is also one of the principals of the IB, with her husband.

"Selling Agent". The NASD member broker dealer, Futures Investment Company, 5916 N. 300 West, Fremont, IN 46737, selected by the General Partner to offer the Units for sale. The General Partner and the Selling Agent may select Additional Selling Agents to also offer Units for sale. See Plan of Distribution in the Prospectus and this Amendment.

         [The balance of this page has been intentionally left blank]

*******************************************************************************
                                  APPENDIX II
                        Performance Record of the Fund

Trader: Michael J. Frischmeyer, CTA; EPIC Trading, CTA

[To keep the rows of the following table from exceding 132 characters, it has been broken into two tables where the first table contains columns 1-12 and the second contains columns 1-7 and 13-15.]

         (1)       (2)      (3)     (4)     (5)      (6)      (7)     (8)     (9)      (10)     (11)      (12)
                                   Gross             Net   Change In         Change  Operation
                                  Realized        Realized Unrealized          In     Mgt. and
Period Beginning Capital  Capital Trading  Broker  Trading  Trading   Net    Accrued Incentive  Net      Ending
End    Capital    Adds     W/Ds   Profits  Comm.   Profits  Profits   Int.    Comm.    Fees  Performance Capital
----------------------------------------------------------------------------------------------------------------
1996
Init. 0         610,968  0        0        0       0        0        0       0        0        0        610,968
Nov.  610,968   93,998   0        0        3,039  -3,039    0        7,965   0        58,843   -53,917  651,049
Dec.  651,049   127,360  0        -29      5,502  -5,531    17,861   4,362   0        1,449    15,242   793,651

                      1996 Performance     -6.69%

1997
Jan.  793,651   58,220   0        -18,666  6,504   -25,170  9,481    7,494   0        6,393    -14,588  837,283
Feb.  837,283   164,226  0        24,690   7,557   17,133   -17,870  13,198  0        6,084    6,377    1,007,886
Mar.  1,007,886 44,189   0        10,964   8,124   2,840    -11,728  6,511   0        6,791    -9,168   1,042,907
Apr.  1,042,907 44,831   0        -17,532  9,708   -27,240  5,504    6,466   0        6,974    -22,244  1,065,494
May   1,065,494 0        0        11,527   9,848   1,679    -3,676   4,548   0        9,627    -7,076   1,058,418
Jun.  1,058,418 0        0        2,660    10,141  -7,481   6,553    4,565   0        7,730    -4,093   1,054,325
Jul.  1,054,325 0        0        -18,832  10,380  -29,212  25,576   4,686   0        8,884    -6,834   1,047,491
Aug.  1,047,491 0        0        7,900    10,286  -2,386   -20,248  4,527   0        8,825    -26,932  1,020,559
Sep.  1,020,559 0        0        4,051    9,921   -5,870   3,258    4,386   0        7,211    -5,437   1,015,122
Oct.  1,015,122 0        0        23,014   9,951   -32,965  27,768   4,523   0        7,082    -7,756   1,007,366
Nov.  1,007,366 0       -11,891   42,303   9,852   32,451   -40,647  4,228   0        6,968    -10,936  984,629
Dec.  984,629   0       -11,922   -3,246   9,779   -13,025  -5,465   4,470   0        6,972    -20,992  951,715

                      1997 Performance     -12.21

1998
Jan.  951,715   0        0        -14,099  9,394   -23,493  6,544    9,668   0        6,777    -14,058  937,657
Feb.  937,657   0        0        10,289   9,176   1,113    -1,161   -1,836  0        6,704    -8,588   929,069
Mar.  929,069   0        -77,251  -1,164   9,163   10,327   20,025   3,961   0        6,766    6,893    858,711
Apr.  858,711   0        -84,073  -5,762   9,199   -14,961  -13,528  5,301   0        6,514    -29,702  744,936
May   744,936   0        -51,639   1,334   7,761   -6,427   -8,999   3,494   0        5,219    -17,151  676,146

                      1998 Performance Y.T.D.    -7.24%

         (1)       (2)      (3)     (4)     (5)      (6)      (7)        (13)     (14)     (15)
                                   Gross             Net   Change In
                                  Realized        Realized Unrealized   Total     NAV
Period Beginning Capital  Capital Trading  Broker  Trading  Trading  Outstanding  Per       %
End    Capital    Adds     W/Ds   Profits  Comm.   Profits  Profits     Units     Unit     Chg.
-------------------------------------------------------------------------------------------------
1996
Init. 0         610,968  0        0        0       0        0                     940
Nov.  610,968   93,998   0        0        3,039  -3,039    0         759.64      857      -8.83%
Dec.  651,049   127,360  0        -29      5,502  -5,531    17,861    904.85      877      2.34%

                      1996 Performance Y.T.D.   -6.69%

1997
Jan.  793,651   58,220   0        -18,666  6,504   -25,170  9,481     972.00      861     -1.79%
Feb.  837,283   164,226  0        24,690   7,557   17,133   -17,870   1,161.77    868     0.71%
Mar.  1,007,886 44,189   0        10,964   8,124   2,840    -11,728   1,213.17    860     -0.91%
Apr.  1,042,907 44,831   0        -17,532  9,708   -27,240  5,504     1,266.46    841     -2.13%
May   1,065,494 0        0        11,527   9,848   1,679    -3,676    1,266.46    836     -0.66%
Jun.  1,058,418 0        0        2,660    10,141  -7,481   6,553     1,266.46    832     -0.39%
Jul.  1,054,325 0        0        -18,832  10,380  -29,212  25,576    1,266.46    827     -0.65%
Aug.  1,047,491 0        0        7,900    10,286  -2,386   -20,248   1,266.46    806     -2.57%
Sep.  1,020,559 0        0        4,051    9,921   -5,870   3,258     1,266.46    802     -0.53%
Oct.  1,015,122 0        0        23,014   9,951   -32,965  27,768    1,266.46    795     -0.76%
Nov.  1,007,366 0       -11,891   42,303   9,852   32,451   -40,647   1251.46     787     -1.09%
Dec.  984,629   0       -11,922   -3,246   9,779   -13,025  -5,465    1,235.98    770     -2.13%

                      1997 Performance     -12.21

1998
Jan.  951,715   0        0        -14,099  9,394   -23,493  6,544     1,235.98    759     -1.48%
Feb.  937,657   0        0        10,289   9,176   1,113    -1,161    1,235.98    752     -0.92%
Mar.  929,069   0        -77,251  -1,164   9,163   10,327   20,025    1,133.96    757     0.74%
Apr.  858,711   0        -84,073  -5,762   9,199   -14,961  -13,528   1,018.96    731     -3.46%

                      1998 Performance Y.T.D.    -5.06%

*******************************************************************************
                                 APPENDIX III

            Supplemental Performance Information For Epic Trading

The trading system used was developed entirely by Bradley Jordan ("the Advisor"). The Advisor thoroughly research the accuracy of the systems buy and sell signals within his own personal trading account. Implemented in January of 1997, the system encompassed one year of proprietary trading.
Third party records of these trades are available to clients upon request. All trades in their entirety were executed with the Advisor fully exposed to real profits, losses, and trading expenses. Please see "The Commodity Trading Advisors - EPIC Trading" in the main body of this Supplement for the Business Background of EPIC Trading and the Description of the Trading Program.

Proprietary Trading Account

This summary represents the Advisor's best effort to accurately represent the past risk/reward characteristics of the trading system as they apply the program offered. Performance is shown as a percent return and adjusted to include the Advisor's 20% incentive fee on new trading profits and the difference in commissions. The summary does not reflect the difference in returns based upon the leverage of the accounts. The leverage ratio between the proprietary account and an account of the system varies as much as 13 to
1. Therefore, an actual account of the trader who will only be trading one contract would have experienced significantly lower returns than the proprietary account. The following capsule performance summary does not reflect rates of return for actual managed accounts. The following capsule shows the past performance of the Advisor's Proprietary Trading Account since the inception of trading (in January, 1997) through the close of trading (December, 1997). PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

              Proprietary Trading Account - % Rate of Return
                 (Computed on a compounded monthly basis)*
MONTH          1998
January       36.35
February       3.58
March          8.88
April         10.13
May           (2.79)
June          18.11
July          13.66
August         5.79
September      1.23
October        3.34
November       6.81
December       4.01
Year         171.00

Name of the Commodity Trading Advisor:  EPIC Trading

Name of the Trader:  Bradley Jordan

Largest Monthly Draw-Down**:  5-97 / 2.79%

Worst Peak-to-Valley Draw-Down***:  5-97 / 2.79% of net assets

* Rate of return is computed by dividing the net performance by the sum of the beginning net asset value and net additions, capital withdrawals and redemptions.

** "Draw-down" is defined by applicable CFTC regulations to mean losses experienced by an account over the specified period.

*** Worst Peak-to-Valley Draw-Down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

*******************************************************************************

                                 APPENDIX IV

                  SUPPLEMENTAL PERFORMANCE INFORMATION FOR

                       BELL FUNDAMENTAL FUTURES, L.L.C.

The following pro forma supplemental performance capsules were compiled based upon BFF's individual managed account fee schedule, which includes a 2% management fee and a 20% incentive fee. Please note that Fremont Fund pays a 3% management fee and a 15% incentive fee to the CTAs.

Pro Forma Performance Capsule B - Eagle Fund, L.P.

The following capsule shows the past performance of the Pro Forma Performance Capsule B - Eagle Fund, L.P. since the inception of trading through the date of the cessation of trading (December 22, 1997). PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

         Pro Forma Performance Capsule B - Eagle Fund, L.P.
                     Percentage Rate of Return
              (Computed on a compounded monthly basis)*
MONTH     1997    1996    1995    1994    1993    1992
January   (1.8)   0.2     (1.4)   0.3     (0.6)   0.1
February  (12.0)  1.0     (0.3)   (0.1)   (0.1)   (5.1)
March     (3.6    (4.1)   (3.2)   (0.6)   (0.1)   2.8
April     (1.3)   7.2     (0.2)   5.5     2.7     9.6
May       20.6    1.0     0.1     (0.8)   0.8     (4.7)
June      15.0    3.3     (6.7)   (0.7    9.0     0.3
July      (0.7)   2.3     (2.8)   31.2    6.5     0.6
August    0.0     (2.6)   (9.1)   (3.8)   (2.3)   0.9
September 1.1     26.0    22.2    27.1    (0.1)   (4.4)
October   1.1     28.2    8.9     (4.5)   (0.1)   4.7
November  1.1     (1.4)   (9.7)   (16.4)  4.6     (3.3)
December  2.1     3.9     30.2    4.9     29.5    1.6
Year      19.4    79.4    22.6    39.1    57.4    2.2

Name of the Trading Program: Pro Forma Performance Capsule B -
Eagle Fund, L.P.

Date Commodity Trading Advisor Began Trading Client Accounts:  January 1983

Date When Client Funds Began Being Traded Pursuant to Trading Program:
January 1992

Largest Monthly Draw-Down**:  16.4% / 11-94

Worst Peak-to-Valley Draw-Down***:  34.4% 9-94 to 8-95

* Rate of return is computed by dividing the net performance by the sum of the beginning net asset value and net additions, capital withdrawals and redemptions.

**   "Draw-down" is defined by applicable CFTC regulations to mean losses experienced by an account over the specified period.

*** Worst Peak-to-Valley Draw-Down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

The above pro forma performance information for Eagle Fund, L.P. represents performance history of accounts in which Mr. Bell had limited discretionary trading authority. No proprietary accounts are included. In his capacity as the sole trader employed by Eagle Fund, L.P., Mr. Bell received fixed compensation on a monthly basis in addition to a bonus based primarily on quarterly investment performance.

In order to maintain the account level at the actual amount, any fees which are reflected as being paid are offset by a contribution in an identical amount. If an incentive fee is reduced, due to losses subsequent to an incentive fee being accrued, but prior to payment of the fee, the expense could actually be a negative, reflecting the repayment of the fee. In such a case, that amount will be offset by a withdrawal from the account. Theses adjustment would tend to reduce the historical returns attained by the Fund.

Eagle Fund, L. P. ceased trading December 22, 1997. At that time the assets under management were $3,025,166.

Pro Forma Performance Capsule C - Proprietary Accounts

The following capsule shows the past performance of the Pro Forma Performance Capsule C - Proprietary Accounts since January 1992 through year-to-date (May 31, 1998). PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

          Pro Forma Performance Capsule C - Proprietary Accounts
                       Percentage Rate of Return
                 (Computed on a compounded monthly basis)*
MONTH     1998    1997    1996    1995    1994    1993    1992
January   (3.2)   0.1     (1.3)   3.1     1.2     2.6     3.3
February  3.6     (15.6)  (0.5)   (2.4)   (7.5)   (2.2)   (7.6)
March     3.1     (3.9)   1.1     (4.9)   (3.3)   (3.0)   0.4
April     1.8     (3.0)   11.7    (0.4)   (3.1)   9.1     11.7
May       4.1     19.8    3.0     (3.1)   (8.1)   2.8     (2.8)
June              11.5    2.6     (7.8)   (2.1)   30.7    0.3
July              (3.6)   2.4     7.7     21.0    1.7     8.3
August            (0.2)   3.4     (5.0)   (2.3)   2.9     4.0
September         0.8     21.5    18.5    20.3    0.9     (7.5)
October           6.7     24.5    4.2     (2.8)   0.8     5.9
November          2.0     (0.1)   (5.9)   (3.8)   12.5    (14.7)
December          5.0     2.6     17.9    3.7     13.6    3.5
Year      9.5     16.5    92.3    19.4    9.0     93.8    1.7

Name of the Trading Program: Pro Forma Performance Capsule C -
Proprietary Accounts

Date Commodity Trading Advisor Began Trading Client Accounts:  January 1983

Date When Client Funds Began Being Traded Pursuant to Trading Program:
January 1983

Largest Monthly Draw-Down**:  8-95 / 34.9%

Worst Peak-to-Valley Draw-Down***:  2-95 to 8-95 / 46.9%

* Rate of return is computed by dividing the net performance by the sum of the beginning net asset value and net additions, capital withdrawals and redemptions.

**   "Draw-down" is defined by applicable CFTC regulations to mean losses experienced by an account over the specified period.

*** Worst Peak-to-Valley Draw-Down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

The above pro forma performance information for Eagle Fund, L.P. represents performance history of accounts in which Mr. Bell had limited discretionary trading authority. No proprietary accounts are included. In his capacity as the sole trader employed by Eagle Fund, L.P., Mr. Bell received fixed compensation on a monthly basis in addition to a bonus based primarily on quarterly investment performance.

In order to maintain the account level at the actual amount, any fees which are reflected as being paid are offset by a contribution in an identical amount. If an incentive fee is reduced, due to losses subsequent to an incentive fee being accrued, but prior to payment of the fee, the expense could actually be a negative, reflecting the repayment of the fee. In such a case, that amount will be offset by a withdrawal from the account. Theses adjustment would tend to reduce the historical returns attained by the Fund.

*******************************************************************************
                                 APPENDIX V

                   Supplemental Performance Information For
                           Michael J. Frischmeyer

The following is a pro forma performance summary for Michael J. Frischmeyer under the Fremont Fund Fee Schedule. Certain assumptions were made in the compilation of the pro forma data, which are disclosed on page 8 of this Appendix.

Please see "The Commodity Trading Advisors - Michael J. Frischmeyer" in the main body of this Supplement for the Business Background of Mr. Frischmeyer and the Description of the Trading Program.

Pro Forma Performance Record, ICL Managed Account Program under Fremont Fund Fee Schedule

The following capsule shows the pro forma performance of Mr. Frischmeyer's Managed Account Program, Iowa Commodities Fee Schedule from inception to the current year-to-date (through May 31, 1998).
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

        Pro Forma Performance Record, ICL Managed Account Program
                       Percentage Rate of Return
                (Computed on a compounded monthly basis)*
   1981      1982      1983      1984      1985      1986
 (23.64)     4.15     104.70    192.45    (1.46)   (32.06)

   1987      1988      1989      1990      1991      1992
  101.88    73.65     54.46     (5.98)    (0.46)    25.07

                                                 Year-to-date
   1993      1994      1995      1996      1997      1998
  144.23    11.29     40.06    (17.29)   (15.18)    (5.69)

Name of Commodity Trading Advisor:  Michael J. Frischmeyer

Name of Trading Program: Managed Account Program, Iowa Commodities Fee Schedule ("ICL Program")

Date Commodity Trading Advisor Began Trading Client Accounts:  March 1, 1976

Date When Client Funds Began Being Traded Pursuant To The ICL Program:
January 1, 1981

Number of Accounts Directed Pursuant To The ICL Program: 59

Total Assets Under Management of Mr. Frischmeyer:  $24,994,287

Total Assets Traded Pursuant To The ICL Program: $7,743,513

Largest Monthly Draw-Down**:  8-93/35.47% of client funds

Worst Peak-to-Valley Draw-Down***:  4-96 to 5-98/75.75% of net asset value

* Rate of Return is computed by dividing the net trading results by beginning net asset value for the period.

** "Draw-down" is defined by applicable CFTC regulations to mean losses experienced by an account over the specified period.

*** Worst Peak-to-Valley Draw-Down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

[To keep the rows of the following tables from exceding 132 characters, Column 'L' and its resulting value has been placed in brackets following the 'Total's for each year.]

Michael J. Frischmeyer                                                                              SUPPLEMENTAL INFORMATION
ICL Managed Account Program                                                                         PRO FORMA PERFORMANCE RECORD
Under Fremont Fund Fee Schedule
(A)        (B)           (C)        (D)          (E)            (F)           (G)     (H)          (I)         (J)       (K)
                                                                                      Pro Forma    Pro Forma   Pro Forma Pro Forma
           Beg. Net                              Net Trading    End. Net      Rate of Accrual for  Annual Int- Rate of   Continuous
Month      Assets        Additions  Withdrawals  Results        Assets        Return  15% Fee      erest 4%    Return    Value of
                                                                                                                         Investment
-----------------------------------------------------------------------------------------------------------------------------------
1981                                                                                                                     1,000
January    659,341       1,500      -            (69,172)       591,669       -10.49% -            1,756       -10.22%   898
February   591,669       94,209     -            95,028         780,905       16.06%  (3,878)      1,576       15.67%    1,038
March      780,905       27,000     -            (70,742)       737,164       -9.06%  3,878        2,080       -8.30%    952
April      737,164       -          (3,790)      (170,055)      563,319       -23.07% -            1,964       -22.80%   735
May        563,319       -          -            23,509         586,828       4.17%   -            1,501       4.44%     768
June       586,828       -          -            150,312        737,139       25.61%  -            1,563       25.88%    966
July       737,139       -          -            14,330         751,469       1.94%   -            1,964       2.21%     988
August     751,469       -          (75,011)     281,107        957,566       37.41%  (38,147)     2,002       32.60%    1,310
September  957,566       -          (8,100)      (76,836)       872,630       -8.02%  11,525       2,551       -6.55%    1,224
October    872,630       7,129      -            183,371        1,063,130     21.01%  (27,506)     2,325       18.13%    1,446
November   1,063,130     -          (21,387)     (394,134)      647,609       -37.07% 27,506       2,832       -34.22%   951
December   647,609       -          -            (129,411)      518,198       -19.98% -            1,725       -19.72%   764
                         ---------  ----------   ----------
Totals                   129,838    (108,287)    (162,694)
[(L) Pro Forma Annual Rate of Return: -23.64%]

1982
January    518,198       3,447      -            (2,449)        519,196       -0.47%  -            1,380       -0.21%    762
February   519,196       -          (29,817)     (10,603)       478,776       -2.04%  -            1,383       -1.78%    749
March      478,776       -          (31,389)     201            447,588       0.04%   -            1,275       0.31%     751
April      447,588       -          (23,456)     61,520         485,652       13.74%  -            1,192       14.01%    856
May        485,652       -          -            (57,224)       428,428       -11.78% -            1,294       -11.52%   757
June       428,428       -          -            2,250          430,677       0.53%   -            1,141       0.79%     763
July       430,677       527        -            (51,961)       379,243       -12.06% -            1,147       -11.80%   673
August     379,243       -          (851)        (30,819)       347,573       -8.13%  -            1,010       -7.86%    620
September  347,573       -          -            65,014         412,587       18.71%  -            926         18.97%    738
October    412,587       -          (64,500)     57,058         405,145       13.83%  -            1,099       14.10%    842
November   405,145       -          (5,248)      (28,490)       371,408       -7.03%  -            1,079       -6.77%    785
December   371,408       -          (3,785)      3,778          371,400       1.02%   -            989         1.28%     795
                         ---------  ----------   ----------
Totals                   3,973      (159,045)    8,274
[(L) Pro Forma Annual Rate of Return: 4.15%]

1983
January    371,400       11,205     -            38,298         420,903       10.31%  -            989         10.58%    879
February   420,903       7,725      -            50,535         479,164       12.01%  -            1,121       12.27%    987
March      479,164       -          (20,550)     206,178        664,792       43.03%  -            1,276       43.30%    1,415
April      664,792       -          (65,250)     61,858         661,400       9.30%   (3,745)      1,771       9.01%     1,542
May        661,400       -          -            (81,132)       580,267       -12.27% 3,745        1,762       -11.43%   1,366
June       580,267       -          (1,000)      (87,886)       491,381       -15.15% -            1,546       -14.88%   1,163
July       491,381       -          (296)        3,979          495,064       0.81%   -            1,309       1.08%     1,175
August     495,064       6,454      -            105,230        606,747       21.26%  -            1,319       21.52%    1,428
September  606,747       -          -            3,160          609,907       0.52%   -            1,616       0.79%     1,439
October    609,907       37,500     -            (13,362)       634,045       -2.19%  -            1,625       -1.92%    1,412
November   634,045       70,645     -            85,395         790,085       13.47%  (6,053)      1,689       12.78%    1,592
December   790,085       -          (54,796)     18,481         753,770       2.34%   (2,772)      2,105       2.25%     1,628
                         ---------  ----------   ----------
Totals                   133,529    (141,892)    390,733
[(L) Pro Forma Annual Rate of Return: 104.70%]


1984
January    753,770       13,600     -            134,411        901,782       17.83%  (20,162)     2,008       15.42%    1,879
February   901,782       1,747      -            (28,961)       874,568       -3.21%  4,344        2,402       -2.46%    1,833
March      874,568       -          (10,000)     (63,809)       800,759       -7.30%  9,571        2,330       -5.94%    1,724
April      800,759       9,000      -            133,569        943,328       16.68%  (20,035)     2,133       14.44%    1,973
May        943,328       -          (17,000)     (22,533)       903,795       -2.39%  3,380        2,513       -1.76%    1,938
June       903,795       10,000     -            266,174        1,179,969     29.45%  (39,926)     2,408       25.30%    2,428
July       1,179,969     -          (43,500)     850,133        1,986,602     72.05%  (127,520)    3,143       61.51%    3,922
August     1,986,602     -          (133,902)    (198,201)      1,654,499     -9.98%  29,730       5,292       -8.21%    3,600
September  1,654,499     -          (26,500)     (85,190)       1,542,809     -5.15%  12,778       4,408       -4.11%    3,452
October    1,542,809     -          (28,000)     103,821        1,618,630     6.73%   (15,573)     4,110       5.99%     3,659
November   1,618,630     -          (22,500)     549,515        2,145,644     33.95%  (82,427)     4,312       29.12%    4,724
December   2,145,644     -          (16,500)     12,812         2,141,956     0.60%   (1,922)      5,716       0.77%     4,761
                         ---------  ----------   ----------
Totals                   34,347     (297,902)    1,651,741
[(L) Pro Forma Annual Rate of Return: 192.45%]

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Michael J. Frischmeyer                                                                              SUPPLEMENTAL INFORMATION
ICL Managed Account Program                                                                         PRO FORMA PERFORMANCE RECORD
Under Fremont Fund Fee Schedule
(A)        (B)           (C)        (D)          (E)            (F)           (G)     (H)          (I)         (J)       (K)
                                                                                      Pro Forma    Pro Forma   Pro Forma Pro Forma
           Beg. Net                              Net Trading    End. Net      Rate of Accrual for  Annual Int- Rate of   Continuous
Month      Assets        Additions  Withdrawals  Results        Assets        Return  15% Fee      erest 4%    Return    Value of
                                                                                                                         Investment
-----------------------------------------------------------------------------------------------------------------------------------
1985
January    2,141,956     -          (57,738)     (572,332)      1,511,887     -26.72% -            5,706       -26.45%   3,501
February   1,511,887     -          (26,500)     543,943        2,029,330     35.98%  -            4,028       36.24%    4,770
March      2,029,330     -          (207,821)    (583,498)      1,238,011     -28.75% -            5,406       -28.49%   3,411
April      1,238,011     -          (8,000)      (106,724)      1,123,287     -8.62%  -            3,298       -8.35%    3,126
May        1,123,287     10,500     -            99,682         1,233,469     8.87%   -            2,992       9.14%     3,412
June       1,233,469     -          -            (46,342)       1,187,127     -3.76%  -            3,286       -3.49%    3,293
July       1,187,127     -          (2,500)      104,887        1,289,514     8.84%   -            3,163       9.10%     3,593
August     1,289,514     -          (10,000)     369,258        1,648,772     28.64%  -            3,435       28.90%    4,631
September  1,648,772     -          (36,755)     82,811         1,694,828     5.02%   -            4,392       5.29%     4,876
October    1,694,828     -          (45,748)     (187,184)      1,461,896     -11.04% -            4,515       -10.78%   4,351
November   1,461,896     -          (7,000)      (45,479)       1,409,417     -3.11%  -            3,894       -2.84%    4,227
December   1,409,417     -          (27,800)     151,157        1,532,774     10.72%  -            3,755       10.99%    4,692
                         ---------  ----------   ----------
Totals                   10,500     (429,862)    (189,820)
[(L) Pro Forma Annual Rate of Return: -1.46%]

1986
January    1,532,774     -          (105,720)    222,569        1,649,624     14.52%  (4,912)      4,083       14.47%    5,370
February   1,649,624     -          (241,535)    480,081        1,888,170     29.10%  (72,012)     4,395       25.00%    6,713
March      1,888,170     -          (23,803)     (645,257)      1,219,110     -34.17% 76,925       5,030       -29.83%   4,710
April      1,219,110     37,000     -            129,226        1,385,336     10.60%  -            3,248       10.87%    5,222
May        1,385,336     -          (1,400)      (3,838)        1,380,099     -0.28%  -            3,691       -0.01%    5,222
June       1,380,099     -          (71,614)     (147,292)      1,161,193     -10.67% -            3,677       -10.41%   4,678
July       1,161,193     -          (25,219)     75,526         1,211,500     6.50%   -            3,093       6.77%     4,995
August     1,211,500     -          -            (303,038)      908,462       -25.01% -            3,227       -24.75%   3,759
September  908,462       23,000     -            (73,920)       857,542       -8.14%  -            2,420       -7.87%    3,463
October    857,542       16,642     -            (53,245)       820,939       -6.21%  -            2,284       -5.94%    3,257
November   820,939       2,435      -            (15,173)       808,202       -1.85%  -            2,187       -1.58%    3,206
December   808,202       -          (27,325)     (6,766)        774,111       -0.84%  -            2,153       -0.57%    3,187
                         ---------  ----------   ----------
Totals                   79,077     (496,615)    (341,126)
[(L) Pro Forma Annual Rate of Return: -32.06%]

1987
January    774,111       11,477     (3,104)      205,251        987,734       26.51%  -            2,062       26.78%    4,041
February   987,734       -          (12,985)     40,861         1,015,611     4.14%   -            2,631       4.40%     4,219
March      1,015,611     -          (11,600)     (75,510)       928,501       -7.43%  -            2,706       -7.17%    3,916
April      928,501       -          (40,000)     (15,377)       873,124       -1.66%  -            2,474       -1.39%    3,862
May        873,124       -          -            (116,930)      756,194       -13.39% -            2,326       -13.13%   3,355
June       756,194       2,035      -            (40,527)       717,702       -5.36%  -            2,015       -5.09%    3,184
July       717,702       -          -            (82,888)       634,814       -11.55% -            1,912       -11.28%   2,825
August     634,814       -          -            96,481         731,295       15.20%  -            1,691       15.46%    3,262
September  731,295       -          (13,200)     244,210        962,305       33.39%  -            1,948       33.66%    4,360
October    962,305       -          (5,000)      17,979         975,284       1.87%   -            2,564       2.13%     4,453
November   975,284       60,000     -            280,221        1,315,505     28.73%  (3,424)      2,598       28.65%    5,729
December   1,315,505     -          (5,000)      186,679        1,497,184     14.19%  (28,002)     3,505       12.33%    6,435
                         ---------  ----------   ----------
Totals                   73,512     (90,889)     740,450
[(L) Pro Forma Annual Rate of Return: 101.88%]

1988
January    1,497,184     -          (265,000)    204,320        1,436,504     13.65%  (30,648)     3,988       11.87%    7,198
February   1,436,504     13,842     (22,100)     (77,646)       1,350,600     -5.41%  11,647       3,827       -4.33%    6,887
March      1,350,600     19,000     (11,500)     339,964        1,698,064     25.17%  (50,995)     3,598       21.66%    8,379
April      1,698,064     -          (207,000)    137,327        1,628,391     8.09%   (20,599)     4,524       7.14%     8,977
May        1,628,391     -          (9,000)      (44,018)       1,575,373     -2.70%  6,603        4,338       -2.03%    8,795
June       1,575,373     19,000     (54,105)     (31,011)       1,509,257     -1.97%  4,652        4,197       -1.41%    8,671
July       1,509,257     -          (12,000)     549,714        2,046,972     36.42%  (82,457)     4,021       31.23%    11,378
August     2,046,972     20,000     -            465,539        2,532,510     22.74%  (69,831)     5,453       19.60%    13,608
September  2,532,510     -          (1,000)      (146,591)      2,384,919     -5.79%  21,989       6,747       -4.65%    12,975
October    2,384,919     -          (232,500)    (428,451)      1,723,968     -17.96% -            6,353       -17.70%   10,679
November   1,723,968     20,000     -            (68,491)       1,675,478     -3.97%  -            4,593       -3.71%    10,283
December   1,675,478     10,000     -            140,761        1,826,239     8.40%   -            4,463       8.67%     11,174
                         ---------  ----------   ----------
Totals                   101,842    (814,205)    1,041,419
[(L) Pro Forma Annual Rate of Return: 73.65%]

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Michael J. Frischmeyer                                                                              SUPPLEMENTAL INFORMATION
ICL Managed Account Program                                                                         PRO FORMA PERFORMANCE RECORD
Under Fremont Fund Fee Schedule
(A)        (B)           (C)        (D)          (E)            (F)           (G)     (H)          (I)         (J)       (K)
                                                                                      Pro Forma    Pro Forma   Pro Forma Pro Forma
           Beg. Net                              Net Trading    End. Net      Rate of Accrual for  Annual Int- Rate of   Continuous
Month      Assets        Additions  Withdrawals  Results        Assets        Return  15% Fee      erest 4%    Return    Value of
                                                                                                                         Investment
-----------------------------------------------------------------------------------------------------------------------------------
1989
January    1,826,239     279,080    -            17,053         2,122,372     0.93%   -            4,865       1.20%     11,308
February   2,122,372     -          -            (111,670)      2,010,702     -5.26%  -            5,654       -5.00%    10,743
March      2,010,702     -          -            229,915        2,240,617     11.43%  -            5,357       11.70%    12,000
April      2,240,617     -          (12,000)     274,379        2,502,996     12.25%  (8,025)      5,969       12.15%    13,459
May        2,502,996     -          (5,000)      441,674        2,939,670     17.65%  (66,251)     6,668       15.27%    15,514
June       2,939,670     -          (7,257)      (440,179)      2,492,234     -14.97% 66,027       7,831       -12.46%   13,580
July       2,492,234     -          (38,000)     520,622        2,974,856     20.89%  (78,093)     6,639       18.02%    16,028
August     2,974,856     20,500     -            (284,729)      2,710,627     -9.57%  42,709       7,925       -7.87%    14,767
September  2,710,627     -          (53,000)     (9,738)        2,647,889     -0.36%  1,461        7,221       -0.04%    14,761
October    2,647,889     -          (36,500)     503,862        3,115,251     19.03%  (75,579)     7,054       16.44%    17,188
November   3,115,251     -          (3,388)      (162,887)      2,948,975     -5.23%  24,433       8,299       -4.18%    16,470
December   2,948,975     -          (17,000)     157,112        3,089,086     5.33%   (23,567)     7,856       4.79%     17,259
                         ---------  ----------   ----------
Totals                   299,580    (172,145)    1,135,413
[(L) Pro Forma Annual Rate of Return: 54.46%]

1990
January    3,089,086     165,382    (97,000)     306,791        3,464,260     9.93%   (46,019)     8,229       8.71%     18,762
February   3,464,260     20,000     (2,000)      (88,501)       3,393,759     -2.55%  13,275       9,229       -1.91%    18,405
March      3,393,759     60,000     (130,500)    153,743        3,477,002     4.53%   (23,062)     9,041       4.12%     19,163
April      3,477,002     -          (33,500)     603,433        4,046,935     17.35%  (90,515)     9,263       15.02%    22,040
May        4,046,935     195,000    (3,000)      (491,629)      3,747,306     -12.15% 73,744       10,781      -10.06%   19,823
June       3,747,306     -          (29,500)     201,444        3,919,249     5.38%   (30,217)     9,983       4.84%     20,782
July       3,919,249     93,000     (69,000)     185,657        4,128,906     4.74%   (27,849)     10,441      4.29%     21,674
August     4,128,906     30,000     -            (785,827)      3,373,079     -19.03% 27,849       10,999      -18.09%   17,753
September  3,373,079     -          -            161,826        3,534,905     4.80%   -            8,986       5.06%     18,652
October    3,534,905     -          (2,000)      (478,138)      3,054,767     -13.53% -            9,417       -13.26%   16,179
November   3,054,767     39,000     (2,500)      (122,422)      2,968,845     -4.01%  -            8,138       -3.74%    15,573
December   2,968,845     -          (4,000)      116,780        3,081,626     3.93%   -            7,909       4.20%     16,227
                         ---------  ----------   ----------
Totals                   602,382    (373,000)    (236,843)
[(L) Pro Forma Annual Rate of Return: -5.98%]

1991
January    3,081,626     51,274     (6,000)      67,767         3,194,667     2.20%   -            8,209       2.47%     16,628
February   3,194,667     -          (39,000)     (33,866)       3,121,801     -1.06%  -            8,511       -0.79%    16,496
March      3,121,801     -          (10,610)     (279,573)      2,831,619     -8.96%  -            8,316       -8.69%    15,062
April      2,831,619     52,692     (70,000)     (13,953)       2,800,358     -0.49%  -            7,543       -0.23%    15,028
May        2,800,358     -          (12,564)     (113,808)      2,673,986     -4.06%  -            7,460       -3.80%    14,457
June       2,673,986     49,900     (16,171)     (64,435)       2,643,280     -2.41%  -            7,123       -2.14%    14,148
July       2,643,280     -          (42,600)     (3,042)        2,597,638     -0.12%  -            7,042       0.15%     14,169
August     2,597,638     -          (15,300)     (52,266)       2,530,072     -2.01%  -            6,920       -1.75%    13,922
September  2,530,072     -          -            317,559        2,847,632     12.55%  -            6,740       12.82%    15,706
October    2,847,632     623        (46,000)     23,733         2,825,987     0.83%   -            7,586       1.10%     15,879
November   2,825,987     1,100,674  (21,883)     151,776        4,056,555     5.37%   -            7,528       5.64%     16,774
December   4,056,555     -          (22,106)     (161,038)      3,873,411     -3.97%  -            10,807       -3.70%   16,153
                         ---------  ----------   ----------
Totals                   1,255,164  (302,234)    (161,144)
[(L) Pro Forma Annual Rate of Return: -0.46%]

1992
December   4,056,555     -          (22,106)     (161,038)      3,873,411     -3.97%  -            10,807       -3.70%   16,153
January    3,873,411     104,810    (62,558)     (108,982)      3,806,681     -2.81%  -            10,319       -2.55%   15,741
February   3,806,681     -          (37,950)     (221,109)      3,547,621     -5.81%  -            10,141       -5.54%   14,869
March      3,547,621     212,862    (213,862)    (111,802)      3,434,819     -3.15%  -            9,451        -2.89%   14,440
April      3,434,819     24,435     (90,942)     97,644         3,465,957     2.84%   -            9,150        3.11%    14,889
May        3,465,957     303        (38,600)     (201,980)      3,225,680     -5.83%  -            9,233        -5.56%   14,061
June       3,225,680     25,519     (21,250)     250,775        3,480,723     7.77%   -            8,593        8.04%    15,191
July       3,480,723     235        (29,000)     (244,547)      3,207,412     -7.03%  -            9,273        -6.76%   14,165
August     3,207,412     -          (9,000)      393,722        3,592,133     12.28%  -            8,545        12.54%   15,941
September  3,592,133     -          -            (65,283)       3,526,851     -1.82%  -            9,569        -1.55%   15,694
October    3,526,851     1,286      (123,124)    500,534        3,905,548     14.19%  -            9,396        14.46%   17,963
November   3,905,548     -          (10,000)     126,302        4,021,850     3.23%   -            10,404       3.50%    18,592
December   4,021,850     7,348      (61,798)     337,694        4,305,095     8.40%   -            10,714       8.66%    20,202
                         ---------  ----------   ----------
Totals                   376,799    (698,084)    752,969
[(L) Pro Forma Annual Rate of Return: 25.07%]

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Michael J. Frischmeyer                                                                              SUPPLEMENTAL INFORMATION
ICL Managed Account Program                                                                         PRO FORMA PERFORMANCE RECORD
Under Fremont Fund Fee Schedule
(A)        (B)           (C)        (D)          (E)            (F)           (G)     (H)          (I)         (J)       (K)
                                                                                      Pro Forma    Pro Forma   Pro Forma Pro Forma
           Beg. Net                              Net Trading    End. Net      Rate of Accrual for  Annual Int- Rate of   Continuous
Month      Assets        Additions  Withdrawals  Results        Assets        Return  15% Fee      erest 4%    Return    Value of
                                                                                                                         Investment
-----------------------------------------------------------------------------------------------------------------------------------
1993
December   4,021,850     7,348      (61,798)     337,694        4,305,095     8.40%   -            10,714       8.66%    20,202
January    4,305,095     73,914     (248,150)    192,419        4,323,278     4.47%   -            11,469       4.74%    21,159
February   4,323,278     13,000     (6,000)      387,131        4,717,409     8.95%   (37,388)     11,517       8.36%    22,927
March      4,717,409     -          (8,000)      1,059,621      5,769,031     22.46%  (158,943)    12,567       19.36%   27,366
April      5,769,031     32,119     (224,900)    737,455        6,313,704     12.78%  (110,618)    15,369       11.13%   30,412
May        6,313,704     10,000     (119,082)    642,234        6,846,857     10.17%  (96,335)     16,820       8.91%    33,123
June       6,846,857     4,460      (52,000)     1,831,758      8,631,075     26.75%  (274,764)    18,240       23.01%   40,743
July       8,631,075     176,000    (280,900)    2,920,344      11,446,519    33.84%  (438,052)    22,993       29.03%   52,569
August     11,446,519    50,000     (307,000)    (2,319,311)    8,870,208     -20.26% 347,897      30,494       -16.96%  43,655
September  8,870,208     120,000    (51,600)     42,873         8,981,481     0.48%   (6,431)      23,630       0.68%    43,951
October    8,981,481     -          (55,500)     (11,466)       8,914,515     -0.13%  1,720        23,927       0.16%    44,020
November   8,914,515     81,500     (24,000)     (134,238)      8,837,778     -1.51%  20,136       23,748       -1.01%   43,574
December   8,837,778     5,126      (311,826)    1,348,061      9,879,139     15.25%  (202,209)    23,544       13.23%   49,340
                         ---------  ----------   ----------
Totals                   566,120    (1,688,958)  6,696,882
[(L) Pro Forma Annual Rate of Return: 144.23%]

1994
January    9,879,139     180,551    (192,400)    (1,265,598)    8,601,692     -12.81% -            26,318       -12.54%  43,150
February   8,601,692     316,403    (50,000)     430,695        9,298,789     5.01%   -            22,915       5.27%    45,426
March      9,298,789     636,000    (117,197)    (331,152)      9,486,440     -3.56%  -            24,772       -3.29%   43,929
April      9,486,440     12,000     (93,000)     (62,073)       9,343,367     -0.65%  -            25,272       -0.39%   43,759
May        9,343,367     147,000    (30,000)     1,309,156      10,769,523    14.01%  -            24,891       14.28%   50,007
June       10,769,523    33,212     (212,668)    (534,096)      10,055,971    -4.96%  -            28,690       -4.69%   47,660
July       10,055,971    130,000    (93,000)     1,268,349      11,361,319    12.61%  (122,292)    26,789       11.66%   53,219
August     11,361,319    598,314    (126,000)    810,535        12,644,168    7.13%   (121,580)    30,267       6.33%    56,588
September  12,644,168    41,000     (277,000)    (272,564)      12,135,604    -2.16%  40,885       33,684       -1.57%   55,702
October    12,135,604    19,953     (34,000)     325,895        12,447,453    2.69%   (48,884)     32,329       2.55%    57,121
November   12,447,453    430,000    (70,000)     24,175         12,831,628    0.19%   (3,626)      33,160       0.43%    57,368
December   12,831,628    475,000    (105,869)    (636,417)      12,564,343    -4.96%  52,511       34,183       -4.28%   54,910
                         ---------  ----------   ----------
Totals                   3,019,432  (1,401,134)  1,066,905
[(L) Pro Forma Annual Rate of Return: 11.29%]

1995
January    12,564,343    336,988    (277,673)    (87,339)       12,536,319    -0.70%  -            33,471       -0.43%   54,675
February   12,536,319    15,000     (62,111)     (955,879)      11,533,329    -7.62%  -            33,397       -7.36%   50,651
March      11,533,329    420,000    (81,842)     (602,980)      11,268,507    -5.23%  -            30,725       -4.96%   48,138
April      11,268,507    19,492     (90,396)     (1,160,706)    10,036,898    -10.30% -            30,019       -10.03%  43,308
May        10,036,898    201,263    (28,737)     (683,838)      9,525,586     -6.81%  -            26,738       -6.55%   40,473
June       9,525,586     -          (4,000)      (381,378)      9,140,208     -4.00%  -            25,376       -3.74%   38,960
July       9,140,208     90,000     (18,000)     557,452        9,769,660     6.10%   -            24,350       6.37%    41,440
August     9,769,660     -          -            1,762,340      11,532,000    18.04%  -            26,026       18.31%   49,026
September  11,532,000    293,542    (54,000)     3,300,251      15,071,793    28.62%  (219,237)    30,721       26.98%   62,255
October    15,071,793    10,000     (11,500)     1,045,574      16,115,868    6.94%   (156,836)    40,151       6.16%    66,092
November   16,115,868    270,000    (156,000)    (547,883)      15,681,984    -3.40%  82,182       42,933       -2.62%   64,358
December   15,681,984    240,000    (180,000)    3,548,210      19,290,194    22.63%  (532,231)    41,777       19.50%   76,907
                         ---------  ----------   ----------
Totals                   1,896,286  (964,258)    5,793,824
[(L) Pro Forma Annual Rate of Return: 40.06%]

1996
January    19,290,194    334,093    (544,882)    200,864        19,280,269    1.04%   (30,130)     51,389       1.15%    77,792
February   19,280,269    363,000    (12,000)     393,190        20,024,459    2.04%   (58,979)     51,363       2.00%    79,348
March      20,024,459    670,000    (142,000)    (1,854,076)    18,698,383    -9.26%  89,108       53,345       -8.55%   72,565
April      18,698,383    120,000    (680,000)    6,195,724      24,334,107    33.14%  (740,355)    49,812       29.44%   93,930
May        24,334,107    65,000     (50,000)     (3,184,626)    21,164,481    -13.09% 477,694      64,826       -10.86%  83,732
June       21,164,481    95,000     (37,500)     (1,259,008)    19,962,973    -5.95%  188,851      56,382       -4.79%   79,721
July       19,962,973    41,271     (57,500)     455,591        20,402,335    2.28%   (68,339)     53,181       2.21%    81,480
August     20,402,335    80,000     (10,000)     (2,625,248)    17,847,087    -12.87% 68,339       54,352       -12.27%  71,485
September  17,847,087    -          (9,000)      (2,010,333)    15,827,754    -11.26% -            47,545       -11.00%  63,624
October    15,827,754    48,000     (44,500)     673,737        16,504,991    4.26%   -            42,165       4.52%    66,501
November   16,504,991    42,000     -            (229,193)      16,317,798    -1.39%  -            43,969       -1.12%   65,755
December   16,317,798    35,000     (25,500)     (575,194)      15,752,104    -3.52%  -            43,471       -3.26%   63,612
                         ---------  ----------   ----------
Totals                   1,893,364  (1,612,882)  (3,818,572)
[(L) Pro Forma Annual Rate of Return: -17.29%]

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Michael J. Frischmeyer                                                                              SUPPLEMENTAL INFORMATION
ICL Managed Account Program                                                                         PRO FORMA PERFORMANCE RECORD
Under Fremont Fund Fee Schedule
(A)        (B)           (C)        (D)          (E)            (F)           (G)     (H)          (I)         (J)       (K)
                                                                                      Pro Forma    Pro Forma   Pro Forma Pro Forma
           Beg. Net                              Net Trading    End. Net      Rate of Accrual for  Annual Int- Rate of   Continuous
Month      Assets        Additions  Withdrawals  Results        Assets        Return  15% Fee      erest 4%    Return    Value of
                                                                                                                         Investment
-----------------------------------------------------------------------------------------------------------------------------------
1997
January    15,752,104    276,271    (115,155)    (517,826)      15,395,394    -3.29%  -            41,964       -3.02%   61,691
February   15,395,394    129        (45,217)     (398,372)      14,951,933    -2.59%  -            41,013       -2.32%   60,259
March      14,951,933    1,050      (45,300)     (235,984)      14,671,700    -1.58%  -            39,832       -1.31%   59,468
April      14,671,700    160,000    (86,300)     (761,704)      13,983,696    -5.19%  -            39,085       -4.93%   56,539
May        13,983,696    121,000    (237,360)    210,806        14,078,142    1.51%   -            37,253       1.77%    57,542
June       14,078,142    236,582    (39,676)     141,467        14,416,514    1.00%   -            37,504       1.27%    58,274
July       14,416,514    296,000    (42,500)     (59,101)       14,610,913    -0.41%  -            38,406       -0.14%   58,190
August     14,610,913    185,243    (5,000)      (468,557)      14,322,599    -3.21%  -            38,923       -2.94%   56,479
September  14,322,599    -          (47,700)     (639,001)      13,635,898    -4.46%  -            38,155       -4.20%   54,110
October    13,635,898    -          (338,702)    327,000        13,624,196    2.40%   -            36,326       2.66%    55,551
November   13,624,196    -          (251,359)    (248,858)      13,123,979    -1.83%  -            36,295       -1.56%   54,685
December   13,123,979    -          -            (209,177)      12,914,802    -1.59%  -            34,962       -1.33%   53,959
                         ---------  ----------   ----------
Totals                   1,276,276  (1,254,270)  (2,859,307)
[(L) Pro Forma Annual Rate of Return: -15.18%]

1998
January    12,914,802    331,130    (513,637)    (372,758)      12,359,537    -2.89%  -            34,405       -2.62%   52,545
February   12,359,537    28,000     (242,059)    220,322        12,365,800    1.78%   -            32,926       2.05%    53,622
March      12,365,800    80,000     (50,403)     73,899         12,469,295    0.60%   -            32,942       0.86%    54,085
April      12,469,295    -          (51,000)     (770,176)      11,648,120    -6.18%  -            33,218       -5.91%   50,888
May         8,085,298    1,689      (207,084)    (126,390)       7,743,513    0.00    -            21,539       -1.69    50,067
                         ---------  ----------   ----------
Totals                   440,820    (4,635,998)  (976,111)
[(L) Pro Forma Annual Rate of Return: -7.21%]

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

THE COMPOSITE PERFORMANCE ANALYSIS INCLUDES ACCOUNTS IN EXISTENCE FROM 1981
THROUGH THE PRESENT.

         [The balance of this page has been intentionally left blank]

                                       6

                           SUPPLEMENTAL INFORMATION

                  FOOTNOTES TO PRO FORMA PERFORMANCE RECORD
                  COMPILED UNDER FREMONT FUND FEE SCHEDULE

A. Month designates the period to which the table entries relate.

B. Beginning Net Assets is equal to the ending net asset value of the previous period and represents the total assets minus total liabilities, determined in accordance with generally accepted accounting principles, with each position in a commodity interest accounted for at fair market value.

C. Additions represents additional trading funds provided to the CTA during the period by clients.

D. Withdrawals represents trading funds withdrawn by clients during the period.

E. Net Trading Results takes into account all trading profits and losses, brokerage commissions and all other expenses, and represents the change in net asset value, net of additions and withdrawals.

F. Ending Net Assets represents beginning net asset value plus or minus additions, withdrawals, and net trading results.

G. Rate Of Return is computed by dividing net trading results by beginning net asset value for the period. The CTA believes this method of computation most accurately reflects the true performance results. Subsequent to 1990, for months when additions or withdrawals exceed ten percent of beginning net assets, the Time-Weighting Of Additions And Withdrawals method is used to compute rates of return. To date, the month of November, 1991, is the only period requiring such adjustment.

H. Pro Forma Accrual For 15% Fee represents the pro forma monthly accrual to Net Trading Results, as shown in column E, to accrue the 15% of New Trading
Profit to be paid to the CTA by Fremont Fund.  Whenever the cumulative Net
Trading Results achieve a new high value, a debit equaling 15% of the new increment is accrued, and paid to the CTA at the end of each quarter.
Negative fees, shown as positive entries in this column, will occur

I. Pro Forma Annual Interest 4% represents interest earnings to the Fremont
Fund assuming interest is earned at an annual rate of 4% on a balance equaling 80% of the beginning net assets for each month.

J. Pro Forma Rate Of Return is computed by dividing net trading results, adjusted for the pro forma accrual for the CTA 15% incentive fee and the interest accrual, by beginning net asset value for the period. The CTA believes this method of computation most accurately reflects the true performance results. Subsequent to 1990, for months when additions or withdrawals exceed ten percent of beginning net assets, the Time-Weighting
Of Additions And Withdrawals method is used to compute rates of return. To date, the month of November, 1991, is the only period requiring such adjustment.

K. Pro Forma Continuous Value Of Investment assumes an investment of $1,000.00 in January of 1981. For each month, the value of the investment is adjusted by the pro forma rate of return for that month, providing a continuous performance record from January 1, 1981, to the present.

L. Pro Forma Annual Rate Of Return shows the percentage change between the figure shown in column K for December of the current year and the figure shown in column K for December of the previous year.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. NO
REPRESENTATION IS MADE THAT THE COMMODITY ACCOUNT WILL ACHIEVE RESULTS EQUAL
TO THOSE SET FORTH.

                                       7

                           SUPPLEMENTAL INFORMATION

            ASSUMPTIONS UNDERLYING THE PRO FORMA PERFORMANCE RECORD
                  COMPILED UNDER FREMONT FUND FEE SCHEDULE

Data appearing in pro forma table columns A, B, C, D, E, F and G is original data. The Rate Of Return column, G, shows the monthly rate of return for the accounts comprising the original data generated from managed accounts under the Iowa Commodities Fee Structure. Column H contains the monthly pro forma accruals for the 15% of New Trading Profits to be paid to the CTA as an incentive fee. Column I contains the monthly interest earned by Fremont Fund assuming that 80% of the beginning month balance earns interest at an annual rate of 4%. Columns J and K are a derived Rate Of Return and Value Of
Investment, incorporating column H with the original data in columns A, B, C, D, E, and F.

The assumptions used in the pro forma performance table are as follows:

1. Start with the original data as displayed in columns A through G

2. The accounts summarized pay round-turn trading commissions averaging $70.00 per contract, exchange fees (where applicable), and NFA fees, but incur no other costs.

3. Exchange fees and NFA fees are the same for all accounts (original and pro forma).

4. In addition to exchange fees and NFA fees, the pro forma accounts pay round-turn trading commissions of $50.00 and give-up fees of $4.00.

5. The pro forma accounts pay the CTA a management fee of .33% of assets at each month-end for an annual rate of 3%. (0.33% * 12 = 3.96%)

6. The pro forma accounts pay the CTA an incentive fee of 15% of profits, paid quarterly.

7. The CTA trades at the rate of 2700 contracts / $1,000,000 / year.

8. Assumptions 2 and 7 cause the pro forma accounts to pay 18.9% of equity in trading commissions annually. ((2700 * 70) / 1,000,000) = 0.189

9. Assumptions 4, 5, and 7 cause the pro forma accounts to pay 14.58% of equity in trading commissions and give-up fees annually. ((2700 * (50 +
4)) / 1,000,000) = 0.1458

10. The combination of trading commission, give-up fees, and the annual management fee of 3% of assets charged to the pro forma accounts, equal an annual load that is no greater than the annual load paid in trading commissions by the original accounts. (14.58% + 4% = 18.58%) vs. 18.9%

11. The pro-forma adjustment for the incentive fee of 15% of New Trading
Profits paid to the CTA is made in column H.

12. Annual interest at the assumed rate of 4% on 80% of Fremont Fund assets is made in column I.

The information concerning the CTA was supplied by the Advisor and, although such information is believed by the General Partner to be complete and correct, no independent investigation has been made to verify the facts stated herein by the General Partner or by any other person on behalf of the Partnership.

THE PRO FORMA RESULTS ARE HYPOTHETICAL ONLY AND SHOULD NOT BE USED OR
CONSIDERED AS ESTIMATES OF THE RESULTS TO BE ACHIEVED BY THE PARTNERSHIP IN
THE FUTURE.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                    8

*******************************************************************************
                      FREMONT FUND, LIMITED PARTNERSHIP              EXHIBIT D
                    UNITS OF LIMITED PARTNERSHIP INTEREST
                          SUBSCRIPTION INSTRUCTIONS

                    Any person considering subscribing for
            Units should carefully read and review the Prospectus.

	The Units are speculative and involve a high degree of risk. No person may invest more than 10% of his or her liquid net worth (exclusive of home, furnishings and automobiles) in the Partnership. No entity-and, in particular, no ERISA plan-may invest more than 10% of its liquid net worth (readily marketable securities) in the Partnership.

	A Subscription Agreement and Power of Attorney Signature Page (the
"Signature Page") is attached to these Subscription Instructions and the following Subscription Agreement and Power of Attorney. The Signature Page is the document which you must execute if you wish to subscribe for Units. One copy of such Signature Page should be retained by you for your records and the others delivered to your Registered Representative.

	FILL IN ALL OF THE INFORMATION ON THE ATTACHED SIGNATURE PAGE, USING
BLACK INK ONLY, AS FOLLOWS

     Item 1      -     Enter the dollar amount (no cents) of the purchase.

     Items 2     -     Enter the Social Security Number or Taxpayer ID Number
                       and check the appropriate box to indicate the type of
                       individual ownership desired or of the entity that is
                       subscribing. In the case of joint ownership, either
                       Social Security Number may be used.

	The Signature Page is self-explanatory for most ownership types;
however, the following specific instructions are provided for certain of the ownership types identified on the Signature Page:

	Trusts-Enter the trust's name on Line 3 and the trustee's name on Line
4, followed by "Ttee." If applicable, use Line 7 also for the custodian's name. Be sure to furnish the Taxpayer ID Number of the trust. Custodian Under
Uniform Gifts to Minors Act-Complete Line 3 with the name of minor followed by "UGMA." On Line 7, after the custodian's name followed by "Custodian." Be sure to furnish the minor's Social Security Number. Partnership or Corporation-The partnership's or corporation's name is required on Line 3. Enter a partner's or officer's name on Line 4. Be sure to furnish the Taxpayer ID Number of the partnership or corporation. A subscriber who is not an individual must provide a copy of documents evidencing the authority of such entity to invest in the Partnership.

      Item 8     -     The investor(s) must execute the Subscription Agreement
                       and Power of Attorney Signature Page and review the
                       representations relating to backup withholding tax or
                       non-resident alien status underneath the signature and
                       telephone number lines in Item 9.

     Item 9      -     Registered Representative must complete.

The Selling Agent's copy of the Subscription Agreement and Power of Attorney
Signature Page may be required to be retained in the Branch Office.

                    FREMONT FUND, LIMITED PARTNERSHIP
                  UNITS OF LIMITED PARTNERSHIP INTEREST

       BY EXECUTING THIS SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY
             SUBSCRIBERS ARE NOT WAIVING ANY RIGHTS UNDER THE
                SECURITIES ACT OF 1933 OR THE SECURITIES
                          EXCHANGE ACT OF 1934

                       SUBSCRIPTION AGREEMENT AND
                            POWER OF ATTORNEY

Pacult Asset Management, Incorporated
General Partner                              ____________________________
2990 W. 120                                  Social Security Number or
P. O. Drawer C                               Taxpayer ID Number
Fremont, IN 46737

Dear General Partner:

1. Subscription For Units. I hereby subscribe for the number of Limited
Partnership Units ("Units") in Fremont Fund, Limited Partnership (the "Fund") set forth below (minimum $15,000) in the Subscription Agreement and Power of Attorney Signature Page, at the Net Asset Value per Unit as set forth in the Prospectus (the "Prospectus") of the Partnership dated August 12, 1996 and the
Post Effective Amendment to the Prospectus dated August 7, 1998 (the
"Amendment").  The undersigned's check payable to "Fremont Fund, Limited
Partnership" in the full amount of the undersigned's subscription (additional investments above $15,000 may be made in multiples of $1,000 or at month-end
Net Asset Value per Unit as described in the Prospectus and the Amendment), is transmitted with the Subscription Agreement and Power of Attorney Signature
Page. The General Partner may, in its sole and absolute discretion, accept or reject this subscription, in whole or in part. If this subscription is accepted, subscribers will earn additional Units in lieu of interest earned on the undersigned's subscription during any period of time, if any, such subscription is held in escrow. If this subscription is rejected, all funds remitted by the undersigned will be returned, together with any interest earned from escrow, if any. All subscriptions once submitted are irrevocable.

2. Representations and Warranties of Subscriber. I have received a copy of the Prospectus and Amendment no less than five days prior to the effective date of my purchase. I understand that by submitting this Subscription
Agreement and Power of Attorney I am making the representations and warranties set forth in "Exhibit C - Subscription Requirements" contained in the Prospectus, including, without limitation, representations and warranties relating to my net worth and annual income.

3. Power of Attorney. In connection with my acceptance of an Interest in the Partnership, I do hereby irrevocably constitute and appoint the General
Partner, and its successors and assigns, as my true and lawful Attorney-in-
Fact, with full power of substitution, in my name, place and stead, to (i) file, prosecute, defend, settle or compromise litigation, claims or arbitration on behalf of the Partnership; and, (ii) make, execute, sign, acknowledge, swear to, deliver, record and file any documents or instruments which may be considered necessary or desirable by the General Partner to carry out fully the provisions of the Limited Partnership Agreement of the Partnership, which is attached as Exhibit A to the Prospectus, including, without limitation, the execution of the said Agreement itself and by effecting all amendments permitted by the terms thereof. The Power of Attorney granted hereby shall be deemed to be coupled with an interest and shall be irrevocable and shall survive, and shall not be affected by, my subsequent death, incapacity, disability, insolvency or dissolution or any delivery by me of an assignment of the whole or any portion of my interest in the Partnership.

4. Irrevocability; Governing Law. I hereby acknowledge and agree that I am not entitled to cancel, terminate or revoke this subscription or any of my agreements hereunder after the Subscription Agreement and Power of Attorney have been submitted (and not rejected) and that this subscription and such agreements shall survive my death or disability. This Subscription Agreement and Power of Attorney shall be governed by and interpreted in accordance with the laws of the State of Indiana.

5. Suitability and Acceptance of Risks. In addition to the suitability requirements set forth in Exhibit C, I represent and warrant to the General
Partner and Selling Agent that (i) I have the capacity of understanding the fundamental aspects of the Partnership (or, if I do not have such fundamental understanding, I have so advised the Selling Agent of such fact); and, (ii) I understand the fundamental risks and possible financial hazards of an investment in the Partnership (disclosed in the Prospectus and Amendment under "Risk Factors" identified on the face page, in the Summary, and described in the Prospectus at page 9), including, but not limited to, the lack of liquidity of my investment in the Partnership, the management and control by the General Partner, and the tax consequences of the investment.

                     FREMONT FUND, LIMITED PARTNERSHIP

                  Units of Limited Partnership Interests
               Subscription Agreement and Power of Attorney
                             Signature Page

The investor named below, by execution and delivery of this Subscription
Agreement and Power of Attorney, by payment of the purchase price for Limited
Partnership Interests (the "Units") in Fremont Fund, Limited Partnership (the
"Partnership"), and by enclosing a check payable to "Fremont Fund, Limited
Partnership", hereby subscribes for the purchase of Units, at the next month end Net Asset Value per Unit.

The named investor further, by signature below, acknowledges receipt of the Prospectus of the Partnership dated August 12, 1996, as amended, and the Post
Effective Amendment to the Prospectus dated August 7, 1998 no less than five
(5) days prior to the acceptance of the subscription by the General Partner or the purchase of Units in the Partnership and that such Prospectus and Amendment include the Partnership's Limited Partnership Agreement, and the
Subscription Requirements and the Subscription Agreement and Power of Attorney set forth therein, the terms of which govern the investment in the Units being subscribed for hereby.

By my signature below, I represent that I satisfy the requirements relating to net worth and annual income as set forth in Exhibit C to the Prospectus.

1)  Total $ Amount _________ (minimum of $15,000, unless lowered to less than
$15,000 but not less than $5,000 by the General Partner; $1,000 minimum for investors making an additional investment)

2)  Social Security Number _____-___-_____   Taxpayer ID # ___________________
    Taxable Investors (check one):
    __ Individual Ownership    __ Trust other than a Grantor or Revocable Trust
    __ Joint Tenants with Right of Survivorship  __Estate   __UGMA/UTMA (Minor)
    __ Tenants in Common  __Community Property   __Partnership __Corporation
    __ Grantor or Other Revocable Trust

    Non-Taxable Investors (check one):
    __ IRA       __ Profit Sharing      __ IRA Rollover     __Defined Benefit
    __ Pension   __ Other (specify)     __ SEP

3)  Investor's Name __________________________________________________________

4)  __________________________________________________________________________
    Additional Information (for Estates, Trusts and Corporations)

5)  Resident Address
    of Investor      _________________________________________________________
                     Street (P.O. Box not acceptable) City   State    Zip Code
6)  Mailing Address
    (if different)   _________________________________________________________
                     Street                           City   State    Zip Code
7)  Custodian Name
    & Mailing Address_________________________________________________________
                     Street (P.O. Box not acceptable) City   State    Zip Code

SIGNATURE(S) - DO NOT SIGN WITHOUT FAMILIARIZING YOURSELF WITH THE INFORMATION
IN THE PROSPECTUS AND AMENDMENT, INCLUDING: (I) THE FUNDAMENTAL RISKS AND
FINANCIAL HAZARDS OF THIS INVESTMENT, INCLUDING THE RISK OF LOSING YOUR ENTIRE
INVESTMENT; (II) THAT THE PARTNERSHIP IS THE FIRST CLIENT ACCOUNT TO TRADE IN
THE FREMONT FUND PORTFOLIO; (III) THE PARTNERSHIP'S SUBSTANTIAL CHARGES; (IV)
THE  PARTNERSHIP'S HIGHLY LEVERAGED TRADING ACTIVITIES; (V) THE LACK OF
LIQUIDITY OF THE UNITS; (VI) THE EXISTENCE OF ACTUAL AND POTENTIAL CONFLICTS
OF INTEREST IN THE STRUCTURE AND OPERATION OF THE PARTNERSHIP; (VII) THAT
UNITHOLDERS MAY NOT TAKE PART IN THE MANAGEMENT OF THE PARTNERSHIP; AND (VIII)
THE TAX CONSEQUENCES OF THE PARTNERSHIP.

8)                       INVESTOR(S) MUST SIGN
 X_______________________________________________________
  Signature of Investor     Date            Telephone No.

 X_______________________________________________________
  Signature of Investor     Date

Executing and delivering this Subscription Agreement and Power of Attorney shall in no respect be deemed to constitute a waiver of any rights under the Securities Act of 1933 or under the Securities Exchange Act of 1934.

                      UNITED STATES INVESTORS ONLY

I have checked the following box if I am subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code: [ ].
Under the penalties of perjury, by signature above I hereby certify that the Social Security Number or Taxpayer ID Number set forth in Item 2 above is my true, correct and complete Social Security Number of Taxpayer ID Number and that the information given in the immediately preceding sentence is true, correct and complete.

                    NON-UNITED STATES INVESTORS ONLY

Under the penalties of perjury, by signature above, I hereby certify that (a)
I am not a citizen or resident of the United States or (b) (in the case of an investor which is not an individual) the investor is not a United States corporation, partnership, estate or trust: [ ].

9)                 REGISTERED REPRESENTATIVE MUST SIGN

I hereby certify that I have informed the investor of all pertinent facts relating to the: risks; tax consequences; liquidity and marketability;
management; and control of the Managing Owner with respect to an investment in the Units, as set forth in the Prospectus and Amendment. I have also informed the investor of the unlikelihood of a public trading market developing for the Units. I do not have discretionary authority over the account of the investor.

I have reasonable grounds to believe, based on information obtained from the investor concerning his/her investment objectives, other investments, financial situation and needs and any other information known by me, that an investment in the Partnership is suitable for such investor in light of his/her financial position, net worth and other suitability characteristics.

The Registered Representative MUST sign below in order to substantiate compliance with Article III, Section 34 of the NASD's Rules of Fair
Practice.

 X_______________________________________________________
  Registered Representative Signature          Date

 X_______________________________________________________
  Office Manager Signature                     Date
  (if required by Selling Agent procedures)

10) REGISTERED REPRESENTATIVE     11) SELLING AGENT
    Name: Shira Del Pacult            Name: Futures Investment Company
    Address: 5916 N. 300 West         Address: 5916 N. 300 West
             Fremont, IN  46737                Fremont, IN  46737
    Tel. Number: (219) 833-1306       Tel. Number: (219) 833-1306

<F9>**************************************************************************
              POST EFFECTIVE AMENDMENT NUMBER FOUR TO FORM S-1

                                           Registration No. 33-96292

                                   PART II

                  INFORMATION NOT REQUIRED IN PROSPECTUS OR
                     ANY POST EFFECTIVE AMENDMENT THERETO


Item 13. Other Expenses of Issuance and Distribution.

(b)    The Selling Agreement between Futures Investment Company and the
Registrant contains an indemnification from the General Partner to the effect that the disclosures in the Prospectus and this Amendment are in compliance with Rule 10b5 and otherwise true and complete. This indemnification speaks from the date of the first offering of the Units through the end of the applicable statute of limitations. The
Partnership has assumed no responsibility for any indemnification to Futures Investment Company and the General Partner is prohibited by the Partnership Agreement from receiving indemnification for breach of any securities laws or for reimbursement for insurance for coverage for any such claims. See Article X, Section 10.4 (b) and (e).

(d) There are no indemnification agreements which are not contained in the Limited Partnership Agreement attached as Exhibit A, the Selling
Agreement or the Clearing Agreement.

Item 16. Exhibits and Financial Statement Schedules.

The following documents (unless indicated) are filed herewith and made a part of this Registration Statement:

	 (a)	Exhibits.


Exhibit
Number    Description of Document                                               Date Filed

(1) - 01  Selling Agreement dated March 12, 1996, among the Partnership, the
          General Partner, and World Invest Corporation, the Broker/Dealer.     March 12, 1996
(1) - 02  Selling Agreement dated July 22, 1997, among the Partnership, the     July 30, 1997
          General Partner, and Futures Investment Company, the Broker/Dealer.
(2)       None
(3) - 01  Articles of Incorporation of the General Partner                      August 28, 1995
(3) - 02  By-Laws of the General Partner                                        August 28, 1995
(3) - 03  Board Resolution of General Partner to authorize formation of
          Indiana Limited Partnership                                           August 28, 1995
(3) - 04  Amended and Restated Agreement of Limited Partnership of the
          Registrant dated January 15, 1996
          (included as Exhibit A to the Prospectus).                            July 17, 1996
(3) - 05  Indiana Secretary of State acknowledgment of filing of Certificate
          of Limited Partnership                                                April 11, 1996
(3) - 06  Certificate of Limited Partnership, Designation of Registered Agent
          and Certificate of Initial Capital filed with the Indiana Secretary
          of State on January 12, 1996                                          April 11, 1996
(4) - 01  Amended and Restated Agreement of Limited Partnership of the
          Registrant dated January 15, 1996
          (included as Exhibit A to the Prospectus).                            July 17, 1996
(5) - 01  Opinion of The Scott Law Firm relating to the legality of the
          Partnership Units.                                                    August 28, 1995
(6)       Not Applicable
(7)       Not Applicable
(8) - 01  Opinion of The Scott Law Firm with respect to Federal income tax
          consequences.                                                         March 12, 1996
(9)       None

                                     1

(10) - 01 Form of Advisory Agreement between the Partnership and the CTA
          (included as Exhibit F to the Prospectus)                             August 28, 1995
(10) - 02 Form of New Account Agreement between the Partnership and the FCM     March 12, 1996
(10) - 03 Form of Subscription Agreement and Power of Attorney
          (included as Exhibit D to the Prospectus).                            August 7, 1998
(10) - 04 Escrow Agreement among Escrow Agent, Underwriter, and the
          Partnership.  (included as Exhibit E to the Prospectus).              August 28, 1995
(10) - 05 Introducing Broker Clearing Agreement dated the 19th day of October,
          1995, by and between The Chicago Corporation as futures commission merchant (the "FCM") and Futures Investment Co. as introducing
          broker (the "IB")                                                     April 11, 1996
(11)      Not Applicable - start-up business
(12)      Not Applicable
(13)      Not Required
(14)      None
(15)      None
(16)      Not Applicable
(17)      Not Required
(18)      Not Required
(19)      Not Required
(20)      Not Required
(21)      None
(22)      Not Required
(23) - 01 Consent of Frank L. Sassetti & Co., Certified Public Accountants      August 7, 1998
(23) - 02 Consent of James Hepner, Certified Public Accountant                  August 28, 1995
(23) - 03 Consent of The Scott Law Firm.                                        December 8, 1997
(23) - 04 Consent of Michael J. Frischmeyer, CTA                                December 8, 1997
(23) - 05 Consent of World Invest Corporation                                   August 5, 1996
(23) - 06 Consent of Escrow Agent                                               August 28, 1995
(23) - 07 Consent of The Chicago Corporation                                    June 7, 1996
(23) - 08 Consent of Futures Investment Company                                 December 8, 1997
(24)      None
(25)      None
(26)      None
(27)      Not Applicable
(28)      Not Applicable
(99) - 01 Subordinated Loan Agreement for Equity Capital                        April 11, 1996
(99) - 02 Representative's Agreement between World Invest Corporation and
          Shira Del Pacult dated December 10, 1992                              June 7, 1996
(99) - 03 Representative's Agreement between Futures Investment Company and
          Shira Del Pacult dated July 28, 1997                                  June 7, 1996

(b)   Financial Statement Schedules.

      No Financial Schedules are required to be filed herewith.

Item 17. Undertakings.

(a) (1) The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental: change in the information set forth in the registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The General Partner has provided an indemnification to Futures Investment Company, the best efforts selling agent. The Partnership (issuer) has not made any indemnification to Futures Investment Company.

Insofar as indemnification for liabilities under the Securities Act of
1933 may be permitted to directors, officers and controlling persons of the Registrant including, but not limited to, the General Partner pursuant to the provisions described in Item 14 above, or otherwise, the Registrant had been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act
of 1933 and is, therefore, unenforceable.   In the event that a claim for
indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

******************************************************************************
                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the General Partner of the Registrant has duly caused this Post Effective Amendment Number Four to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont in the State of Indiana on the 27th day of July, 1998.

PACULT ASSET MANAGEMENT, INC.          FREMONT FUND
                                       BY PACULT ASSET MANAGEMENT, INC.
                                       GENERAL PARTNER


By: s/ MS. SHIRA PACULT                By: s/ MS. SHIRA PACULT
    MS. SHIRA PACULT                       MS. SHIRA PACULT
    PRESIDENT                              PRESIDENT


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement Post Effective Amendment Number Four has been signed below by the following person on behalf of Pacult Asset Management, Inc., General Partner of the Registrant in the capacities and on the date indicated.


    s/ MS. SHIRA PACULT
    MS. SHIRA PACULT                   Date:  July 27, 1998
    PRESIDENT


(Being the principal executive officer, the principal financial and accounting officer and the sole director of Pacult Asset Management, Inc., General Partner of the Fund)